EXHIBIT 6.1

BUSINESS LOAN AND SECURITY AGREEMENT

(REVOLVING LINE OF CREDIT)

This Business Loan and Security Agreement (Revolving Line of Credit) (this “Agreement”) is made as of May 7, 2021, by and between IRON BRIDGE MORTGAGE FUND, LLC, an Oregon limited liability company (the “Borrower”), on the one hand, and UMPQUA BANK, an Oregon state-chartered bank (“Lender”), on the other hand:

A.	Borrower is engaged in the business of making loans to certain eligible borrowers.

B.	Borrower has applied to Lender for credit in the form of a revolving line of credit in an amount not to exceed the principal sum of Forty Million and No/100 Dollars ($40,000,000.00).

C.	Lender has agreed to extend credit to Borrower upon and subject to all covenants, terms, and conditions hereinafter provided.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.

DEFINITIONS.

The definitions set forth in the Recitals are incorporated herein by reference. Capitalized terms not defined in this Agreement have the meanings given them in the Oregon Uniform Commercial Code. For purposes of this Agreement, the following terms shall have the following meanings:

“Advance” means any advance or disbursement of Loan Proceeds pursuant to this Agreement.

“Advance Rate” shall mean up to sixty-five percent (65%) of the unpaid principal balance of the Eligible Receivables under the Borrowing Base.

“Agreement” means this Business Loan and Security Agreement (Revolving Line of Credit), as originally executed or as it may be modified, supplemented, extended, renewed or amended from time to time.

“Affiliate” of any Person means any other Person, directly or indirectly controlling, or controlled by, or under common control with such Person. For the purposes of this definition, “control” means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting equity, by contract or otherwise.

“Allonge” means an attachment to a Collateral Loan Note (and included in the Collateral Loan Document Package) containing the endorsement by Borrower of the Collateral Loan Note, substantially in the form attached hereto as Exhibit A and incorporated herein by this reference.

1

“Anti-Money Laundering Laws” means the USA Patriot Act of 2001, the Bank Secrecy Act, as amended through the date hereof, Executive Order 1 3324—Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism, as amended through the date hereof, and other federal laws and regulations and executive orders administered by OFAC which prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals (such individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanction and embargo programs), and such additional laws and programs administered by OFAC which prohibit dealing with individuals or entities in certain countries regardless of whether such individuals or entities appear on any of the OFAC lists.

“Appraisal” means either (i) a Borrower-prepared evaluation of the "as-is" value of the Underlying Collateral, which evaluation must be reasonably satisfactory to Lender in its sole and absolute opinion and judgment, prepared at Borrower's expense and the scope of which must satisfy the Interagency Appraisal and Evaluations Guidelines as reasonably determined by Lender, or (ii) subject to Section 4.1.1(b), a desktop appraisal of the Underlying Collateral, or such other report reasonably acceptable to Lender, performed and prepared for Lender at Borrower’s sole expense by a duly licensed or certified appraiser approved by Lender and possessing all qualifications required by Lender and applicable Laws, setting forth the appraiser’s opinion and determination of the fair market value of the Underlying Collateral; said Appraisal shall be prepared in full narrative form meeting all requirements and approaches to value as shall be necessary or appropriate in order to comply with all customary and generally accepted appraisal standards within the appraisal industry and in accordance with Lender’s requirements, and to Lender’s reasonable satisfaction and all applicable Laws governing Lender’s operations (including, but not limited to, the Financial Institutions Reform, Recovery and Enforcement Act (FIRREA) and Uniform Standards of Professional Appraisal Practice (USPAP)).

“Assets” has the meaning usually given that term in accordance with GAAP.

“Assignment of Mortgage” means each Collateral Assignment of Mortgage and Related Documents, if required by Lender, executed and delivered by Borrower to Lender in connection with any Collateral Loan to be secured by real property and included in the Collateral Loan Document Package, substantially in the form attached hereto as Exhibit B and incorporated herein by this reference (with such modifications to such form as may be required in order for such form to be recorded in the real property records of the applicable jurisdiction).

“Authorized Person” means any person duly authorized by a general borrowing resolution of the Borrower, or in the absence of such a resolution, board minutes. As of the date hereof, the following persons currently, individually or collectively, are authorized to request Advances and authorize payments until the Lender receives from the Borrower, at the Lender’s address, written notice of revocation of their authority: Richard Kaimie, Laura Parras, Gerard Stascausky, and Sarah Stascausky.

“Availability” means the lesser of (a) the Credit Limit and (b) the Borrowing Base.

“Borrower’s Loan Portfolio” means those Collateral Loans held by Borrower for Borrower’s own account.

2

“Borrowing Base” shall mean the aggregate sum of the amounts calculated for each individual Eligible Receivable based on the Advance Rate.

“Borrowing Base Certificate” means a Borrowing Base Certificate substantially in the form of Exhibit C attached hereto.

“Business Day” means Monday through Friday, excluding any day of the year on which banks are required or authorized to close in Portland, Oregon.

“Collateral” means all real property and personal property security for the Loan, including as more particularly described in Sections 4.9 and 5.

“Collateral Loan” means, individually and collectively, any and all loans originated by Borrower to a Collateral Loan Obligor and secured by real property collateral located in the United States of America (excluding territories and protectorates), subject to the limitations set forth in this Agreement, of which Borrower is the originator, and in which Lender has been granted a security interest and has been pledged to Lender as Collateral.

“Collateral Loan Documents” means all instruments, agreements, and documents evidencing and securing all covenants, terms, and conditions of a Collateral Loan, in form and content reasonably satisfactory to Lender, duly executed by a Collateral Loan Obligor to and in favor of Borrower and pledged to Lender as security for Advances by Lender to Borrower and the other obligations of Borrower hereunder and under the other Loan Documents, including without limitation each Collateral Loan Note.

“Collateral Loan Document Package” means: all instruments, agreements, and documents described in Schedule 1 attached to this Agreement and incorporated herein by reference either in original or photocopy form as therein provided, evidencing and/or securing the Advance therein requested and/or the Collateral Loan therein described.

“Collateral Loan Note” means the promissory note executed or to be executed by each Collateral Loan Obligor to evidence a Collateral Loan, in form and content reasonably satisfactory to Lender.

“Collateral Loan Obligor” means a Person which is obligated by contract or by operation of law to pay and/or perform any or all of the indebtedness and other obligations of the borrower under and arising out of a Collateral Loan and Collateral Loan Documents evidencing and securing the same, including, without limitation, a Person designated as borrower or co-borrower thereunder and a Person guaranteeing said indebtedness and/or other obligations, whether by pledge of collateral or by agreeing to be personally liable therefor.

“Collateral Mortgage” means any deed of trust or mortgage, as applicable, and assignment of rents executed and delivered by a Collateral Loan Obligor to secure repayment of a Collateral Loan, that is subject to an Assignment of Mortgage.

“Collection Account” means Borrower’s demand deposit account with Lender, bearing the account number 4864143096, to which all of Borrower’s receipts of payments of principal and interest collect at payoff from Collateral Loan Obligors due under the Collateral Loans are deposited.

3

“Commitment Term” means that period during which Loan Proceeds may be disbursed under this Agreement, which is a period commencing on the date of this Agreement and expiring May 5, 2023, subject to extension pursuant to Section 4.12 of this Agreement.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of a Person, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise. The terms “controlled by”, “controlling” and “under common control with” shall have correlative meanings.

“Credit Limit” means Forty Million and No/100 Dollars ($40,000,000.00).

“Custodial Agreement” means that certain Custodial Agreement of even date herewith, by and between Lender, Borrower, and Custodian.

"Custodial Asset Schedule" shall mean the mortgage loan schedule attached to the Custodial Agreement as an exhibit.

“Custodian” means U.S. Bank National Association or its successors or assigns under the Custodial Agreement. In the event that any time there is no third party Custodian, Custodian shall mean Lender, in its capacity as Lender for its own account, and not as a custodian for any party hereto.

“E-Sign” means the Electronic Signatures in Global and National Commerce Act, 15 U.S.C. § 7001 et seq.

“Eligible Receivables” means those Collateral Loans that Lender, in its sole and absolute opinion and judgment, shall deem eligible for borrowing pursuant to the terms hereof. Without limitation, Eligible Receivables shall not include any Ineligible Receivables.

“Event of Default” means any of those occurrences specified in Section 7 of this Agreement, or as otherwise specified in the Loan Documents.

“Financial Statements” means balance sheets, income statements, reconciliations of capital structure and statements of sources and applications of funds, all prepared in accordance with GAAP.

“Financing Statement” means one or more financing statements (Form UCC‑1) given by Borrower to Lender covering the Collateral.

“GAAP” means generally accepted accounting principles consistently applied and maintained throughout the period indicated and consistent with the prior financial practice of the Person providing such financial information, except for changes mandated by the Financial Accounting Standards Board or any similar accounting authority of comparable standing.

4

“Governmental Agency” means any federal, state or local governmental or quasi‑governmental agency.

“Ineligible Receivable” means any Collateral Loan that (a) meets any of the clauses, as more particularly described on Schedule 2, or (b) that was previously accepted by Lender as an Eligible Receivable that subsequently would not have qualified as an Eligible Receivable because of any one or more of clauses on Schedule 2.

“Initial Advance” means that certain advance or disbursement of Loan Proceeds by Lender to Borrower, in the amount specified in a Request for Advance, upon satisfaction of the terms and conditions in this Agreement for the making of the Initial Advance, including without limitation pledging the Initial Loan Collateral to Lender.

“Initial Loan Collateral” means those Collateral Loans as of April 30, 2021 set forth on Exhibit D attached hereto, which are pledged to Lender as Collateral for the Loan hereunder.

“Initial Loan Collateral Document Package” means, for the Initial Loan Collateral: all instruments, agreements, and documents described in Schedule 1 attached to this Agreement and incorporated herein by reference, either in original or photocopy form as therein provided, evidencing and securing the Initial Loan Collateral therein described.

“Initial Maturity Date” means May 5, 2023, or earlier acceleration upon the terms and conditions set forth in the Note.

"Iron Bridge Management Group" means Iron Bridge Management Group, LLC, an Oregon limited liability company.

“Laws” means all federal, state, and local laws, rules, regulations, ordinances, and codes.

“Liabilities” shall have the meaning usually given that term in accordance with GAAP.

“Loan” means the total amount of Advances, as described in Section 4 of this Agreement in a principal amount not to exceed the Availability at any one time.

“Loan Closing” means the date on which the Initial Advance is disbursed, upon and subject to satisfaction and performance of all covenants and conditions of the Loan as hereinafter provided.

“Loan Collateral” means all of the following real and personal property and related rights of Borrower, whether now existing or hereafter acquired or arising, whether now owned or hereafter acquired, and wherever located: (1) each Collateral Loan and all Collateral Loan Documents, (2) all of Borrower’s right, title and interest in and to all Underlying Collateral, including, without limitation, all Underlying Collateral repossessed and acquired by Borrower by foreclosure or by transfer or retention in lieu of foreclosure, (3) the books, records and files pertaining to the Collateral Loan Documents and Underlying Collateral, and (4) all proceeds of the foregoing, including, without limitation, all proceeds in the form of accounts, instruments, chattel paper, contract rights, general intangibles, deposit accounts, insurance policies, insurance proceeds and returned premiums for insurance.

5

“Loan Documents” means this Agreement, the Note, and such other documents as Lender may require Borrower to give to Lender as evidence of and/or security for the Loan, together with each Assignment of Mortgage, Allonge, Financing Statement, and all other instruments, agreements, and documents evidencing and securing the Advances made and to be made by Lender hereunder and all obligations of Borrower hereunder and herein described, including, without limitation, all those documents described in Section 4.5 below, and in Schedule 1 hereto, as applicable.

“Loan Fee” means the sum of $59,000.00 at Loan Closing and thereafter $75,000.00 per year, payable by Borrower to Lender on an annual basis for the making of the Loan, which amounts, respectively, shall be initially payable at Loan Closing and funded as part of the Initial Advance, and payable each annual period thereafter on each anniversary of the date of this Agreement. Each payment of the Loan Fee shall be deemed fully earned by Lender upon receipt and non-refundable to Borrower.

“Loan Proceeds” means all funds advanced by Lender as an Advance to Borrower under this Agreement.

"Manager" means the manager of Borrower pursuant to the Operating Agreement, which is currently Iron Bridge Management Group.

“Maturity Date” means the Initial Maturity Date, and any extension in connection with Section 4.12 of this Agreement.

“Mortgage” means each mortgage, assignment of rents, security agreement and fixture filing, or deed of trust, assignment of rents, security agreement and fixture filing, deed to secure debt, assignment of rents, security agreement and fixture filing, or similar instrument creating and evidencing a first lien on real property and other property and rights incidental thereto.

“Note” means the Promissory Note of even date herewith, in the face amount of the Credit Limit, executed by Borrower in favor of and payable to Lender, or order, which shall be in form and content reasonably satisfactory to Lender.

“Obligations” means all obligations and indebtedness evidenced by the Loan and Loan Documents.

“OFAC” means the United States Department of the Treasury, Office of Foreign Assets Control.

“OFAC Prohibited Person” means a country, territory, individual or person (i) listed on, included within or associated with any of the countries, territories, individuals or entities referred to on The Office of Foreign Assets Control’s List of Specially Designated Nationals and Blocked Persons or any other prohibited person lists maintained by governmental authorities, or otherwise included within or associated with any of the countries, territories, individuals or entities referred to in or prohibited by OFAC or any other Anti-Money Laundering Laws, or (ii) which is obligated or has any interest to pay, donate, transfer or otherwise assign any property, money, goods, services, or other benefits from the Property directly or indirectly, to any countries, territories, individuals or entities on or associated with anyone on such list or in such laws.

6

“Operating Account” means, individually and collectively, Borrower’s demand deposit accounts with Lender, bearing the account number 4866434725, into which all of Borrower’s interest payments with respect to the Collateral Loans and other receipts from its operations are deposited, and from which all of Borrower’s disbursements for its operations are made.

"Operating Agreement" means that certain Second Amended and Restated Operating Agreement of Borrower dated February 1, 2021.

“Operating Expenses” means, at any given time, the sum of the current expenses of operation, maintenance and conducting of the businesses of the Person whose Operating Expenses are being measured, including, without limitation, wages, salaries, benefits and bonuses to personnel, the cost of goods, materials and supplies used for current business operations and maintenance, security costs, utility expenses, all taxes and assessments, including, without limitation, bond assessments, insurance premiums, trash removal, advertising, insurance premiums, rental payments for real or personal property (other than capital lease payments), interest paid by such Person on any indebtedness or monetary obligations of such Person, and charges for the accumulation of appropriate reserves for current expenses that are not recurrent monthly but may reasonably be expected to be incurred in accordance with GAAP; provided, however, or any allowance for depreciation, renewals or replacement of capital assets, or any other noncash charges deemed by Lender in its reasonable discretion.

“Person” means an individual, corporation, partnership, limited liability company, joint venture, trust or unincorporated organization or a Governmental Agency.

“Power of Attorney” means a Power of Attorney dated the date hereof executed by Borrower for the benefit of Lender in substantially the form of Exhibit F attached hereto, which shall expire upon the satisfaction in full of all of the Obligations of Borrower to Lender.

“Processing Fee” means the sum of $250.00, payable by Borrower to Lender for the making of the Loan, which shall be payable at Loan Closing and funded as part of the Initial Advance. The payment of the Processing Fee shall be deemed fully earned by Lender upon receipt and non-refundable to Borrower.

"REO" means any real property acquired by or transferred to Borrower through foreclosure of a Collateral Loan or a deed in lieu of foreclosure of a Collateral Loan.

“Request for Advance” means each request either written or via electronic mail, for an Advance under this Agreement delivered by Borrower to Lender in the form and with the information requested by Lender, which request shall be deemed to constitute Borrower’s representation and warranty to Lender that all conditions to the Advance therein requested have been satisfied.

“Section” means a numbered or lettered paragraph, sub-paragraph or other division of this Agreement, and all references in this Agreement to a Section (other than references to statutes) are to Sections of this Agreement.

“Subordinated Noteholder” shall mean, individually and collectively, (i) those entities and individuals listed in Exhibit “E” attached hereto, (ii) any individuals or entities that purchase the Subordinated Notes after Loan Closing pursuant to those certain Offering Circulars dated October 22, 2020 or February 22, 2021, each as amended from time to time or as superseded pursuant to Regulation A under the Securities Act of 1933, and (iii) any successors and assigns thereof.

7

“Subordinated Notes” those certain Senior Secured Demand Notes of various dates executed by Borrower in favor of each Subordinated Noteholder, as issued pursuant to those certain Offering Circulars dated October 22, 2020 or February 22, 2021, each as amended from time to time or as superseded pursuant to Regulation A under the Securities Act of 1933.

"Subordination Agreement" shall mean that certain Subordination Agreement executed by Carr Butterfield, LLC, as collateral agent, and Iron Bridge Management Group, as attorney-in-fact, on behalf of each Subordinated Noteholder described therein, shall subordinate the obligations and indebtedness evidenced by the Subordinated Notes to the obligations and indebtedness owed by Borrower to Lender, in form and content satisfactory to Lender in its sole and absolute discretion.

"Surviving Indemnity Requirements" shall have the meaning set forth in Section 5.13, below.

"Title Policy" means, with respect to a Collateral Loan, an American Land Title Association or California Land Title Association mortgage title insurance policy, or such other generally acceptable form of policy or insurance pursuant to insurance policies, with respect to which the issuer thereof is qualified to do business in the jurisdiction where the Underlying Collateral is located, and which insures the holder of such Collateral Loan, its successors and assigns, as to the first priority lien of the mortgage in the original principal amount of the Collateral Loan and against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the mortgage, together with such endorsements thereto as are required under Section 4.6.1(g).

“UETA” means the Official Text of the Uniform Electronic Transactions Act as approved by the National Conference of Commissioners on Uniform State Laws at its Annual Conference on July 29, 1999.

“Underlying Collateral” means the real property and any and all other assets of any Collateral Loan Obligor, or of other Persons, pledged or otherwise assigned to Borrower as collateral security for repayment of any Collateral Loan, as more fully described in the Collateral Loan Documents; and including all land and improvements described in the Collateral Loan Document Package, including, without limitation, all fixtures, rights, rights of way, easements, rents, income, and profits, and all policies and proceeds of insurance and other interests appurtenant thereto which shall be encumbered by a Collateral Deed of Trust constituting a valid and enforceable trust deed or mortgage lien of record thereon.

“Unused Credit Limit” means, for the subject calendar quarter, the amount by which the average daily unpaid principal amount of Advances is less than fifty percent (50%) of the Credit Limit.

“Unused Line Fee” means one-quarter of one percent (0.25%) per annum times the Unused Credit Limit. The Unused Line Fee shall be payable as provided in Section 4.1.1(e).

8

SECTION 2.
INTERPRETATIONS

2.1. NUMBER, GENDER. Any defined terms used in the plural shall include the singular and such terms shall encompass all members of the relevant class.

2.2. SCHEDULES AND EXHIBITS. All schedules and exhibits to this Agreement are incorporated herein by reference.

2.3. OTHER TERMS. Capitalized terms other than accounting terms, and not defined herein, have the meanings given them in the Oregon Uniform Commercial Code. Capitalized accounting terms not otherwise defined herein have the meaning provided by GAAP. The term “document” is used in its broadest sense and encompasses agreements, certificates, opinions, consents, instruments and other written material of every kind. The terms “including” and “include” mean “including (include), without limitation.”

SECTION 3.
REPRESENTATIONS AND WARRANTIES OF BORROWER

Borrower hereby represents and warrants to Lender as of the date of this Agreement, and shall be deemed to have re-made such representations and warranties to Lender on each date any Loan Proceeds are disbursed to Borrower, as follows:

3.1. BORROWER’S CAPACITY. Borrower is a limited liability company duly formed under the laws of the State of Oregon, and is duly qualified to transact business and is in good standing in the State of Oregon. Borrower is duly qualified to transact business and is in good standing in all jurisdictions where the nature and extent of its business and property requires the same except to the extent that any failure to be so qualified or in good standing would not result in a material adverse effect. Except for "Iron Bridge Lending", Borrower does not conduct business under any trade name or other name.

3.2. VALIDITY OF LOAN DOCUMENTS. The Loan Documents are and shall continue to be in all respects valid and binding upon Borrower according to their terms. The execution and delivery by Borrower of and the performance by Borrower of all its obligations under the Loan Documents have been duly authorized by all necessary action and do not and will not:

3.2.1 Require any consent or approval not heretofore obtained.

3.2.2 Violate any provision of other material agreements to which Borrower is bound.

3.2.3 Result in or require the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest, claim, charge, right of others or other encumbrance of any nature (other than under the Loan Documents) upon or with respect to any property now owned or leased or hereafter acquired by Borrower.

9

3.2.4 Violate any provision of any Laws, or of any order, writ, judgment, injunction, decree, determination, or award.

3.2.5 Result in a breach of or constitute a default under, cause or permit the acceleration of any obligation owed under, or require any consent under any indenture or loan or credit agreement or any other agreement, lease, or instrument to which Borrower is a party or by which Borrower or any property of Borrower is bound or affected

3.3. BORROWER NOT IN DEFAULT OR VIOLATION. Borrower is not in default under or in violation of any material Law, order, writ, judgment, injunction, decree, determination or award or under any obligation, agreement, instrument, loan, or indenture, whether to Lender or otherwise, or any lease, and no event has occurred and is continuing, or would result from the making of any Advance, which constitutes an Event of Default, or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

3.4. NO GOVERNMENTAL APPROVALS REQUIRED. Borrower does not require any authorization, consent, approval, order, license, exemption from, or filing, registration, or qualification with, any Governmental Agency which has not been obtained in connection with the execution and delivery by Borrower, and the performance by Borrower, of all or any of its obligations under the Loan Documents.

3.5. TAX LIABILITY. Borrower has filed all income and other tax and related information returns (federal, state, and local) required to be filed and has paid all taxes shown thereon to be due and all property taxes due, including interest and penalties, if any.

3.6. FINANCIAL STATEMENTS. All Financial Statements, tax returns and other financial information of Borrower which are submitted to Lender fairly present the financial positions of Borrower at the respective dates of their preparation. As for the Financial Statements, tax returns and other financial information submitted prior to the Loan Closing, there has been no material adverse change in the financial condition of Borrower.

3.7. PENDING LITIGATION. There are no actions, suits, or proceedings pending, or threatened in writing, against or affecting the Borrower, or involving the validity or enforceability of any of the Loan Documents, except actions, suits, and proceedings that are fully covered by insurance or which, if adversely determined, would not substantially impair the ability of Borrower to perform its obligations under the Loan Documents, and Borrower is not in default with respect to any material order, writ, injunction, decree or demand of any court or any Governmental Agency.

3.8. VIOLATION OF LAWS. Borrower has no knowledge of any violations or written notices of violations of any Laws relating to the Loan Collateral.

10

3.9. COMPLIANCE WITH ENVIRONMENTAL LAWS. Borrower does not presently, and will not in the future, use, store, manufacture, generate, transport to or from, or dispose of any toxic substances, hazardous materials, hazardous wastes, radioactive materials, flammable explosives or related material on or in connection with any real property owned or leased by the Borrower. The terms of the Collateral Loan Documents do not permit any Collateral Loan Obligor to store, manufacture, generate, transport to or from, or dispose of any hazardous materials on or in connection with any property or the business on any property. “Hazardous materials,” and “hazardous waste” shall include, but not be limited to, such substances, materials and wastes which are or become regulated under applicable Laws or which are classified as hazardous or toxic under applicable Laws.

3.10. SOLVENCY. Borrower is able to pay its debts as they mature and the realizable value of its Assets is sufficient to satisfy any and all obligations hereunder.

3.11. PRINCIPAL PLACE OF BUSINESS. If Borrower hereafter intends to move its principal place of business, it shall first give at least thirty (30) days’ prior written notice to Lender of its intention so to move, the date that such move is anticipated, and its new address.

3.12. PERMITS. Borrower possesses all licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, that are necessary to conduct its business and Borrower is not in violation of any valid rights of others with respect to any of the foregoing, except to the extent that failure to possess any of the foregoing or being in violation of any of the foregoing would not result in a material adverse effect, as determined by Lender in its sole discretion.

3.13. NO ERISA PLAN. Borrower does not maintain a plan under the Employee Retirement Income Security Act of 1974, as amended from time to time.

3.14. FULL DISCLOSURE. All information in the loan application, financial statements, certificates, or other documents and all information prepared and delivered by Borrower or its Affiliates to Lender in obtaining the Loan is correct and complete in all material respects, and there are no omissions therefrom that result in such information being incomplete, incorrect, or misleading in any material respect as of the date thereof. To Borrower's knowledge, all information in any loan application, financial statement, certificate or other document prepared and delivered to Lender on behalf of Borrower by Persons other than Borrower or its Affiliates, and all other information prepared and delivered to Lender on behalf of Borrower by Persons other than Borrower or its Affiliates in applying for the Loan is correct and complete in all material respects, and there are no omissions therefrom that result in any such information being incomplete, incorrect, or misleading in any material respect as of the date thereof.

3.15. USE OF PROCEEDS; MARGIN STOCK. The proceeds of each Advance will be used by Borrower solely for the purposes specified in this Agreement. None of such proceeds will be used for the purpose of purchasing or carrying any “margin stock” as defined in Regulation U of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 221 and 207), or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry a margin stock or for any other purpose which might constitute this transaction a “purpose credit” within the meaning of such Regulation U. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock. Neither Borrower nor any Person acting on behalf of Borrower has taken or will take any action which might cause any Loan Documents to violate Regulation U or any other regulations of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Securities Exchange Act of 1934, or any rule or regulation thereunder, in each case as now in effect or as the same may hereafter be in effect. Borrower and Borrower’s Affiliates own no “margin stock”.

11

3.16. GOVERNMENTAL REGULATION. Borrower is not subject to regulation under the Federal Power Act, the Investment Company Act of 1940, the Interstate Commerce Act (as any of the preceding have been amended), or any other Law which regulates the incurring by Borrower of indebtedness, including but not limited to Laws relating to common or contract carriers or the sale of electricity, gas, steam, water, or other public utility services.

3.17. NO PROHIBITED PERSONS. Neither (i) Borrower; (ii) any Person controlled by Borrower; (iii) nor any Person for whom Borrower is acting as agent or nominee in connection with this transaction, is an OFAC Prohibited Person.

3.18. NO FURTHER ENCUMBRANCE. There is not any mortgage, deed of trust, pledge, lien, hypothecation, charge (fixed or floating), security interest or other encumbrance whatsoever on any of the Collateral Loans or any interest therein, except as permitted pursuant to this Agreement.

SECTION 4.
THE LOAN

4.1. REVOLVING LINE OF CREDIT.

4.1.1 Revolving Line of Credit. Upon the request of Borrower, in the form of a Request for Advance, made at any time and from time to time during the Commitment Term, and so long as there is no Event of Default under the Loan Documents (and no event has occurred that, with notice or the lapse of time, or both, would constitute an Event of Default), Lender shall make Advances to Borrower, subject to the covenants, terms and conditions of the Loan Documents; provided, however, that Lender shall not be obligated to make Advances to Borrower whenever the aggregate principal amount of all Advances outstanding at any time exceeds or would exceed, at any one time, the Availability. Borrower may repay Advances and obtain new Advances, subject to the provisions of this Agreement, provided such Advances are requested and complete Collateral Loan Document Packages are submitted to Lender prior to the expiration of the Commitment Term. This is a revolving line of credit providing for Advances. During the Commitment Term, Borrower may repay principal amounts and re-borrow them. Borrower agrees not to permit the outstanding principal balance of Advances under the line of credit to exceed the Availability. Subject to the other terms and conditions of this Agreement, Borrower agrees as follows:

(a) The total amount of Advances available to Borrower is limited to the Borrowing Base, which shall be confirmed and adjusted by Lender as provided in Section 4.1.1(b) below, upon receipt of the Borrowing Base Certificate as set forth herein. Borrower acknowledges that an Eligible Receivable may become an Ineligible Receivable as a result of events occurring after an Advance is made. In the event that any Eligible Receivable used in calculating the Borrowing Base becomes an Ineligible Receivable, Lender may, at its option, and in its sole discretion, re-calculate the Borrowing Base. At no time shall the aggregate outstanding Advances exceed the Availability. If, at any time, the aggregate outstanding amount of Advances exceeds the Borrowing Base or the Availability, then Borrower shall repay Lender immediately such amount as may be necessary to eliminate such excess.

12

(b) The Borrowing Base shall be confirmed by Lender by sampling five percent (5%) of the Eligible Receivables generated each calendar month and Lender obtaining third-party valuations at Borrower's expense on such sampling to validate the "as-is" value of the Appraisals provided by Borrower. Third-party valuations will be obtained from an automated valuation model provider acceptable to Lender in its sole discretion. In the event Lender's sampling results in a valuation below that provided by Borrower's own Appraisals of greater than ten percent (10%) Lender shall increase its sample size in successive five percent (5%) increments until the earlier of (i) the aggregation valuation of the Eligible Receivables sampled by Lender as set forth herein is within ten percent (10%) of the aggregate value provided by Borrower's Appraisals, or (ii) the entirety of the Eligible Receivables are sampled by Lender. Lender may reduce the Borrowing Base in accordance with the values obtained by Lender for such Eligible Receivables. Lender's determination of the Borrowing Base shall be conclusive.

(c) Each Request for an Advance under the Loan shall be made by an Authorized Person completing and delivering a Request for Advance to Lender. Each Request for Advance shall be deemed delivered only upon actual receipt by such Request for Advance in accordance with Section 9.4, which receipt may be in the form of an e-mail communication. Lender shall have the right, but not the obligation to conduct any preliminary due diligence desired by Lender, all at Borrower’s expense. If Lender makes a preliminary determination in Lender’s sole and absolute opinion that any of the conditions precedent set forth in Section 4 or elsewhere in this Agreement have not been satisfied, Lender shall have no obligation to make the requested Advance. From the Loan Closing to the end of the Commitment Term, Borrower may borrow and repay the Advances in whole or in part, and re-borrow, all in accordance with the terms and conditions of this Agreement. The Lender shall incur no liability to Borrower in acting upon any request referred to herein which the Lender believes to have been made by an Authorized Person.

(d) Upon satisfaction of the terms and conditions as required hereunder for the making of the Initial Advance and the pledging of the Initial Loan Collateral, including without limitation, satisfaction of the conditions precedent as set forth in Section 4.4 and Section 4.5, Lender shall disburse the Initial Advance to Borrower.

(e) Commencing with the calendar quarter ending September 30, 2021 for each calendar quarter during which the aggregate average daily unpaid principal amount of outstanding Advances is less than fifty percent (50%) of the Credit Limit, Borrower shall pay to Lender, from its own funds, the Unused Line Fee. The Unused Line Fee shall be calculated on a calendar quarterly basis by Bank for the preceding calendar quarter, and shall be due and payable by Borrower to Lender in arrears on the tenth (10th) Business Day following the last day of each March, June, September and December during the Commitment Term. The Unused Line Fee shall be non-refundable, and shall be deemed fully earned by Lender upon the expiration of each calendar quarter during the Commitment Term of the Loan.

13

(f) From and after the expiration of the Commitment Term, Borrower shall not be entitled to request or obtain any Advances of Loan Proceeds.

4.2. NOTE; PAYMENTS; INTEREST RATE.

4.2.1 Each Advance shall be evidenced by the Note, and shall accrue interest at the rate provided therein.

4.2.2 Borrower shall timely make all payments of principal and interest when due under the terms of the Note.

4.2.3 Borrower will repay in full any and all outstanding principal under the Note and all interest accrued thereon on or before the Maturity Date, subject to earlier acceleration upon the terms and conditions set forth in the Note.

4.3. PURPOSE OF ADVANCES; LOAN FEE.

4.3.1 Loan Proceeds of each Advance under this Agreement shall be used by Borrower exclusively for working capital purposes.

4.3.2 The first annual Loan Fee shall be paid by Borrower to Lender at Loan Closing as part of the Initial Advance, and the Loan Fee shall be paid by Borrower to Lender thereafter on each anniversary of the date of this Agreement. The Loan Fee will be in addition to all other fees mentioned in this Agreement, and shall be deemed fully earned and nonrefundable when paid, whether or not any Loan Proceeds, are disbursed at any time.

4.4. CONDITIONS PRECEDENT. In addition to all other conditions of the effectiveness of this Agreement, the obligations of Lender pursuant to this Agreement shall be subject to the satisfaction or waiver by Lender of the following conditions:

4.4.1 Borrower, at its sole expense, shall deliver to Lender, at its office located at One SW Columbia Street, Suite 100, Portland, Oregon 97258 on or before the date of the Initial Advance the following, in form and substance satisfactory to Lender, in Lender’s sole opinion and judgment:

(a) This Agreement;

(b) The Note;

(c) A Request for Advance in respect of the Initial Advance;

(d) The Initial Loan Collateral Document Package;

(e) The Financing Statement;

(f) The Custodial Agreement;

(g) The Subordination Agreement;

14

(h) The Power of Attorney;

(i) Resolutions, certifications and/or other authorizations of Borrower, Borrower’s members and such other Persons as Lender shall request, evidencing, without limitation, approval and authorization of the transactions contemplated hereunder and the documents and instruments to be executed by Borrower in connection herewith;

(j) Borrower shall have provided Lender with an opinion from Borrower’s counsel, in such form and content as may be required by Lender in its sole discretion, to confirm the authority of Borrower to execute the Loan Documents to which they are a party, the authority of the individuals executing the Loan Documents on their behalf, the due execution and delivery of the Loan Documents to Lender, and the validity, binding effect and enforceability of the Loan Documents; and

(k) Such additional assignments, agreements, certificates, reports, approvals, instruments, documents, financing statements, consents, and opinions as Lender may request;

4.4.2 Borrower shall have opened the Operating Account with Lender;

4.4.3 Lender shall have approved the Financial Statements of Borrower;

4.4.4 No suit, action, or other proceeding of material consequence shall be pending or threatened which seeks to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or to obtain damages or other relief in connection therewith;

4.4.5 Borrower shall have paid (which shall be pursuant to the Initial Advance) to Lender the Loan Fee, the Processing Fee, and any and all other fees and charges due under the terms of the Loan Documents;

4.4.6 Lender shall have conducted, or caused to be conducted by an independent professional satisfactory to Lender, (i) a field audit of Borrower (including, without limitation, of Borrower’s processes, practices and regulatory compliance), the results of which must be satisfactory to Lender, in Lender’s sole and absolute opinion and judgment, and (ii) background checks of Borrower, and such other Persons as Lender shall require, the results of which must be reasonably satisfactory to Lender;

4.4.7 Borrower shall have provided Lender documentation and any other information requested by Lender regarding Borrower's evaluation process for the Underlying Collateral, including, but not limited to, how such process satisfies the Interagency Appraisal and Evaluation Guidelines, which documentation and information must be reasonably satisfactory to Lender;

4.4.8 Lender’s security interest in all Collateral then in existence shall have been perfected by the filing of the Financing Statement, the delivery of the Collateral Loan Documents, and the recording of any recordable Collateral Loan Documents, and shall be and remain a first priority perfected security interest in and to all such Collateral, subject only to such action as may be required under applicable law to perfect Lender’s security interest in collateral subsequently acquired by Borrower pursuant to each Collateral Loan;

15

4.4.9 There shall be no breach of any warranty or representation of Borrower; and

4.4.10 There shall be no event or circumstance which constitutes, or would upon the giving of notice or passage of time, constitute an Event of Default under this Agreement.

4.5. CONDITIONS OF ADVANCES. Lender’s obligation to make each Advance (including the Initial Advance) shall be subject to the following additional conditions precedent, in addition to all other conditions of each Advance provided elsewhere in this Agreement and in the other Loan Documents:

4.5.1 All conditions to this Agreement under Section 4.4, above, shall be satisfied in full;

4.5.2 Borrower shall have delivered to Lender a Request for Advance;

4.5.3 Reserved.

4.5.4 In the event Lender retains a third-party to perform a review of any Appraisal of the Underlying Collateral for a Collateral Loan, Borrower shall pay an Appraisal review fee in such amount incurred by Lender.

4.5.5 No event or circumstance shall have occurred or be continuing which constitutes, or would upon the giving of notice or passage of time, constitute an Event of Default or failure of any condition under the Loan Documents;

4.5.6 Lender shall have received payment of the fees and costs of Lender in connection with each Advance and the preparation of the Loan Documents, including, but not limited to, reasonable attorneys’ fees; and

4.5.7 Lender shall have approved the Collateral Loans that have qualified as Eligible Receivables (as provided in Section 4.6) in connection with the Request for Advance.

The making of the Initial Advance shall evidence Lender's acknowledgement and agreement that the conditions set forth in Section 4.4 and the conditions set forth in Section 4.5 applicable to the Initial Advance have been satisfied.

4.6. ELIGIBLE RECEIVABLES

4.6.1 Approval of Eligible Receivables. Lender shall have no obligation to consider any Collateral Loan for approval as an Eligible Receivable unless and until the following conditions precedent are satisfied in Lender’s sole and absolute opinion and judgment, in addition to all other conditions to approval of any Eligible Receivable provided elsewhere in this Agreement and in the other Loan Documents:

16

(a) Borrower shall prepare and deliver to Lender, for Lender’s review and approval, a complete Collateral Loan Document Package, in form and content reasonably acceptable to Lender evidencing and otherwise pertaining to the Collateral Loan between Borrower and its Collateral Loan Obligor;

(b) All terms and conditions of the Collateral Loan and all Collateral Loan Documents pertaining thereto shall comply with all requirements for Collateral Loans as provided in this Agreement;

(c) Borrower’s security interest in all Underlying Collateral shall then, or thereafter concurrently with actual disbursement of Loan Proceeds to or for the account of a Collateral Loan Obligor, constitute a valid, enforceable, and duly perfected security interest in the Underlying Collateral in a first priority position, and all proceeds and products thereof;

(d) No event or circumstance shall have occurred or be continuing which constitutes, or would upon the giving of notice or passage of time, constitute an Event of Default or failure of any condition under the Loan Documents;

(e) Borrower shall deliver to Lender the Collateral Loan Document Package, including, without limitation, an executed Assignment of Mortgage, Allonge and all other items set forth in Schedule 1 attached hereto;

(f) Borrower shall execute and deliver to Lender an Allonge and an Assignment of Mortgage (which shall be retained by Lender and not recorded unless an Event of Default occurs under this Agreement or any other Loan Document) for each Collateral Loan, and Lender’s security interest in all Loan Collateral and related rights of Borrower with respect to each Collateral Loan shall then, or thereafter concurrently with actual disbursement of Loan Proceeds to or for the account of Borrower, be a valid, enforceable and first priority perfected security interest in and to all such Loan Collateral, and all proceeds thereof;

(g) Each Title Policy included within any Collateral Loan Document Package shall include such endorsement(s) as Lender deems necessary or appropriate, in its reasonable judgment, insuring the validity, priority and enforceability of Borrower’s security interest in the Collateral Mortgage, and in form and substance substantially similar to Exhibit H; provided, however, the title policy shall not contain any exceptions for existing mechanics liens. For the avoidance of doubt, Lender shall not require any Title Policy to provide mechanic's lien coverage; and

(h) All conditions of the funding of the Collateral Loan shall have been satisfied in accordance with the provisions of the Collateral Loan Documents and the Collateral Loan shall be fully funded, or the Loan Proceeds shall be used to fund the Collateral Loan.

17

4.6.2 Review of Collateral Loan Document Package; Approval of Eligible Receivables. Lender shall have a period of five (5) Business Days following submission by Borrower of a completed Collateral Loan Document Package for any Collateral Loan within which to review and approve, or not approve, Borrower’s request to approve such Collateral Loan as an Eligible Receivable. If, within such five (5) Business Day period, Lender has not notified Borrower in writing that such Collateral Loan is approved as an Eligible Receivable, then Lender shall be deemed to have not approved such Collateral Loan and such Collateral Loan shall not be an Eligible Receivable.

4.6.3 Withdrawal and Termination of Approval of Eligible Receivables. Notwithstanding any approval by Lender of any Collateral Loan as an Eligible Receivable, any such approval shall be deemed withdrawn and terminated if, at any time, any such Collateral Loan fails to satisfy the conditions for being an Eligible Receivable (including, without limitation, if any default occurs in the payment or performance of any obligations of the Collateral Loan Obligor under the Collateral Loan Documents for such Collateral Loan). Upon any such withdrawal and termination of an approval as an Eligible Receivable, the applicable Collateral Loan shall automatically cease to be an Eligible Receivable and be removed from the Borrowing Base and, Borrower shall repay the Advances in such amount as may be required pursuant to Section 4.1.1(a). Notwithstanding the removal of any such Collateral Loan from the Borrowing Base, such Collateral Loan shall remain a “Collateral Loan” until, and unless, such Collateral Loan is released pursuant to Section 4.7.

4.6.4 Appraisals. The initial Appraisal of any underlying real property collateral securing any Collateral Loan (including, without limitation, any Appraisals of the underlying real property collateral securing the Collateral Loans comprising the Initial Loan Collateral) shall be provided by Borrower to Lender, at Borrower’s expense, subject, in all respects, to Section 4.1.1(b).

4.7. RELEASE OF COLLATERAL LOANS. Borrower may request that Lender release its liens and security interests in a Collateral Loan, and, if such Collateral Loan is also an Eligible Receivable, that such Collateral Loan cease to be an Eligible Receivable, provided, that:

4.7.1 Borrower shall provide Lender a written request for the release of Lender’s liens and security interest in a Collateral Loan, which request shall specify the requested date and Collateral Loan for such release and the specific Collateral Loan to be released;

4.7.2 Such Collateral Loan has either (i) been paid off in full by the applicable Collateral Loan Obligor, (ii) been sold in its entirety to a third-party by Borrower, which sale has been approved in writing by Lender in its sole and absolute discretion, or (iii) is being modified by Borrower, which modification has been approved in writing by Lender in its sole and absolute discretion;

4.7.3 After giving effect to the release of such Collateral Loan from Lender’s liens and security interests, if such Collateral Loan is also an Eligible Receivable, after giving effect to such Collateral Loan ceasing to be an Eligible Receivable, the outstanding Advances shall not exceed the Borrowing Base;

18

4.7.4 No event or circumstance which constitutes, or would upon the giving of notice or passage of time, constitute an Event of Default under this Agreement shall exist prior to or immediately after giving effect to the release of such Collateral Loan from Lender’s liens and security interests;

4.7.5 Lender shall have received a certificate signed by an authorized officer of Borrower certifying that the conditions in subsections 4.7.1 through 4.7.4 of this Section 4.7 are satisfied; and

4.7.6 Borrower shall have provided to Lender such documents, in form and substance reasonably satisfactory to Lender, as may be necessary to release Lender’s liens and security interests in the Collateral Loan Documents.

4.8. REPAYMENT. In addition to other provisions set forth herein, repayment of the Loan will be required as follows:

4.8.1 Interest and principal payments under the Loan shall be due and payable to Lender pursuant to the provisions of the Note.

4.8.2 Borrower hereby authorizes Lender, if and to the extent any payment of principal or interest or sum otherwise due hereunder is not timely made pursuant to the Note, and to the extent of any obligation of Borrower to Lender under this Agreement or any other agreement, to charge against any account of Borrower with Lender an amount equal to the principal and accrued interest from time to time due and payable to Lender under the Note or otherwise; provided, however, that the foregoing shall not limit in any way Borrower’s obligation to pay such amounts as and when due.

4.8.3 All payments hereunder or under the Note shall be made by Borrower without any offset or deduction for or on account of any present or future taxes, imposts or duties, of whatever nature, imposed or levied by or on behalf of any Governmental Agency. If at any time, whether by reason of any present or future Law or other requirement, Borrower shall be compelled by such Law or other requirement to deduct or withhold such taxes, imposts or duties, Borrower shall pay such additional amounts to Lender as may be necessary such that every net payment under this Agreement and the Note on which Borrower is obligated, after such deduction or withholding, will not be less than the amount required hereunder or thereunder.

4.8.4 Whenever any payment to be made under this Agreement and the Note shall be due on a day other than a Business Day of Lender, such payment may be made on the next succeeding Business Day, and such extension of time shall in such cases be included in the computation of payment of interest hereunder and under the Note.

4.9. DEPOSIT ACCOUNTS. Borrower hereby grants, assigns, pledges and hypothecates to Lender all of Borrower’s right, title and interest in and to all deposit accounts maintained by Borrower with Lender, as security for each and all of the obligations of Borrower to Lender under the Loan Documents, including without limitation, the Collection Account and the Operating Account.

19

4.10. NO AUTOMATIC SET-OFF. The existence of any sum or sums being on deposit with Lender shall in no way constitute a set off against or be deemed to compensate the obligations of the Loan or any payment or performance due under the Loan Documents or this Agreement, unless and until Lender, by affirmative action, shall so apply said accounts or any portion thereof, and then only to the extent thereof as so designated by Lender.

4.11. RELIANCE BY LENDER AND ACQUITTANCE. Lender may conclusively assume that the statements, facts, information, and representations contained herein and/or in any affidavits, orders, receipts, or other written instrument(s) that are filed with Lender or exhibited to it, are true and correct in all material respects, and Lender may rely thereon without any investigation or inquiry, and any payment made by Lender in reliance thereon shall be a complete release in its favor for all sums so paid.

4.12. EXTENSION OPTION. If the Maturity Date is not extended pursuant to a written agreement by Borrower and Lender on or before November 5, 2022, then Borrower shall have the option to extend the Maturity Date by an additional six (6) month period upon Borrower’s satisfaction of the following conditions: (i) no Event of Default (or event which, with the giving of notice or the passage of time, or both, would become an Event of Default) exists under any of the Loan Documents, (ii) Borrower makes a written request to Lender for an extension not less than ninety (90) days or before the Maturity Date, (iii) Borrower pays an extension fee in the amount of $37,500.00 to Lender, (iv) Borrower has not executed any other extension with Lender of the Maturity Date, (v) Borrower executes and delivers to Lender such documents and instruments reasonably required by Lender to evidence such extension, and (vi) Borrower reimburses Lender for any fees and costs incurred by Lender in the granting and documenting of any such extension.

SECTION 5.
THE COLLATERAL LOANS

Borrower hereby collaterally assigns, pledges, hypothecates and grants a lien and security interest to Lender in all of Borrower's right, title and interest in and to the Collateral Loans and Collateral Loan Documents, including, without limitation, the right to receive all payments, proceeds, and recoveries thereunder, collections and cash collateral of the Collateral Loan Documents, any casualty insurance or condemnation proceeds payable to Borrower thereunder, any and all policies of title insurance issued in connection with any Collateral Mortgage, and the proceeds and products of any of the foregoing. From and after the occurrence of an Event of Default and during the continuance thereof, Lender shall have the exclusive right to (a) receive and enforce the Collateral Loan Documents, (b) exercise the Borrower's decision-making authority as lender thereunder, and (c) collect all payments and recoveries thereon and all proceeds thereof, to be applied by Lender to payment of the Loan and all fees, costs, and expenses incurred by Lender in connection with the Loan. Lender’s rights hereunder shall include, from and after the occurrence of an Event of Default and only during the continuance thereof, the exclusive right to collect and receive all payments, proceeds, and recoveries under and with respect to the Collateral Loan Documents, including, without limitation, the exclusive right to enforce the provisions of the Collateral Loan Documents in any manner Lender shall determine to be necessary or appropriate, including, without limitation, by judicial action or nonjudicial proceedings, and to otherwise bill for and account to Borrower for any and all payments, proceeds, and recoveries thereon as herein provided. Notwithstanding the foregoing collateral assignment, Borrower, alone, and not Lender, shall be obligated to fulfill all of the monetary and non-monetary obligations of the lender to Collateral Loan Obligor under the Collateral Note, Collateral Mortgage and additional Collateral Loan Documents.

20

Borrower shall fully and faithfully perform and satisfy all covenants and conditions of the Collateral Loan Documents, and Borrower shall, as of the closing of each Collateral Loan, take all steps necessary and appropriate in order to perfect Borrower’s security interest in and lien upon all Underlying Collateral and to perfect Lender’s security interest in and lien upon all Loan Collateral. Borrower shall not make any Collateral Loan to any Person other than a Collateral Loan Obligor without Lender’s prior written consent. Borrower shall service (or caused to be serviced) the Collateral Loans in accordance with this Agreement and all applicable Laws and, to the extent not expressly governed thereby, will, at a minimum, exercise the same degree of care as Borrower exercises with respect to the servicing and administration of loans held by Borrower for its own account.

Each Collateral Loan shall be identified by Lender with (i) the date and amount of each Collateral Note, (ii) the name of the Collateral Loan Obligor, (iii) the identification of the Collateral Mortgage, and (iv) the identification of the Collateral. Such records of Collateral Loans shall be maintained at Lender’s office, and the records of Lender shall, absent manifest error, be binding and conclusive upon Borrower.

5.1. COLLECTION. Borrower shall diligently and promptly take all steps necessary and/or appropriate under the circumstances to cause all Collateral Loan Obligors to make full and timely payment of all obligations due under the Collateral Loan Documents.

5.2. MONITORING COMPLIANCE; NO MODIFICATIONS; SERVICING STANDARD.

5.2.1 Borrower shall at all times diligently monitor and verify compliance by Collateral Loan Obligors with all obligations under the Collateral Loan Documents. Subject to Section 4.1.1(b), Borrower hereby authorizes Lender, in Lender’s sole discretion, to perform a collateral audit on any Collateral Loan at any time during the term of the Loan, utilizing an auditor acceptable to Lender, and the audit shall be at Borrower’s sole expense.

5.2.2 Borrower shall cause Manager to service and administer the Collateral Loans in accordance with servicing practices and procedures (including collection procedures) that are in all respects legal, proper and customary in the applicable mortgage servicing industry in accordance with (a) the accepted mortgage servicing practices of prudent mortgage lending institutions that service mortgage loans of the same type as the Collateral Loans in the jurisdiction where the real Property secured by the related Collateral Mortgage is located, (b) applicable law, (c) the terms of the related Collateral Loan Documents, and (d) the servicing practices that Borrower customarily employs and exercises in servicing and administering mortgage loans of the same type as the Collateral Loans for its own account (to the extent not conflicting with clauses (a) through (c) above) and shall have full power and authority, acting alone or through subservicers or agents, to do or cause to be done any and all things in connection with such servicing and administration which Borrower may deem necessary or desirable and consistent with the terms of this Agreement.

21

5.2.3 Without Lender's prior written consent, Borrower shall not, (i) remove the Manager as servicer of the Collateral Loans set forth hereunder, (ii) retain a new servicer for the Collateral Loans, or (iii) permit the Manager to retain a subservicer for the Collateral Loans.

5.2.4 In the event Borrower and any servicer of the Collateral Loans (including, but not limited to, the Manager) enter inter a written agreement relating to the servicing of the Collateral Loans, such written agreement shall (i) be in form and content reasonably satisfactory to Lender, and (ii) include an acknowledgement executed by Borrower and such servicer in favor of Lender in form and content reasonably satisfactory to Lender.

5.3. REPRESENTATIONS AND WARRANTIES REGARDING COLLATERAL LOANS. Borrower makes the following representations and warranties to Lender with respect to each Collateral Loan as of the date such Collateral Loan is pledged as Collateral, except to the extent deviations to such representations and warranties are expressly disclosed to Lender in a written document which references the specific representations and warranties to which a deviation applies:

5.3.1 The Mortgage creates a lien or an ownership interest in an estate in fee simple estate in real property securing the related Collateral Loan Note, which lien or ownership interest the applicable Title Policy insures to be first-priority.

5.3.2 To Borrower's knowledge, all buildings and improvements which were included for the purpose of determining the value of the Underlying Collateral lie wholly within the boundaries and building restriction lines of the Underlying Collateral and no buildings or improvements on adjoining properties encroach upon the Mortgaged Property. To Borrower's knowledge, no improvement located on or being part of the Underlying Collateral is in violation of any applicable zoning law, subdivision law, ordinance or regulation.

5.3.3 The Collateral Loan is covered by a Title Policy.

5.3.4 The Underlying Collateral (including all buildings and improvements thereon) are insured by an insurer acceptable to Lender, against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Underlying Collateral is located. If required by the Flood Disaster Protection Act of 1973 ("FDPA"), the Collateral Loan is covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration, in an amount not less than the amount required by the FDPA, and such flood policy was issued by a generally acceptable insurer. The Mortgage obligates the Collateral Loan Obligor thereunder to maintain all such insurance at the Collateral Loan Obligor's cost and expense, and upon the Collateral Loan Obligor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Collateral Loan Obligor's cost and expense and to seek reimbursement therefore from the related Collateral Loan Obligor. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect.

22

5.3.5 No right of rescission, set-off, counterclaim or defense has been asserted with respect to any Collateral Loan Note or Mortgage, and no Collateral Loan Obligor in respect of any Collateral Loan was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Collateral Loan was originated.

5.3.6 The Collateral Loans were, and will have been, at all times serviced in accordance with the terms of the related Collateral Loan Note and in accordance with all material applicable Law and the Manager's standard policies and procedures. With respect to escrow deposits and escrow payments, all such payments are in the possession of, or under the control of, the Borrower or the Manager and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All escrow payments have been collected in full compliance with applicable Law and the provisions of the related Collateral Loan Note and Mortgage. An escrow of funds is not prohibited by applicable Law and has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. Except with respect to insurance premium payments that Borrower advances in the ordinary course of its business, no escrow deposits or escrow payments or other charges or payments due the Borrower have been capitalized under the Mortgage or the Collateral Loan Note.

5.3.7 There is no action, suit, proceeding or investigation pending, or to the Borrower’s knowledge threatened in writing, that is related to the Collateral Loan and likely to have a material adverse effect on such Collateral Loan.

5.3.8 The Collateral Loan Documents required to be delivered on or before the related closing thereof with respect to such Collateral Loan have been delivered to the Custodian in accordance with the Custodial Agreement.

5.3.9 The Collateral Loan Note, the related Mortgage and any intervening assignments of the Mortgage are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights and (ii) by general principles of equity. To Borrower's knowledge, all parties to the Collateral Loan Note, the Mortgage and any intervening assignments had legal capacity to execute the Collateral Loan Note, the Mortgage and such assignments, and the Collateral Loan Note, Mortgage and such assignments have been duly and properly executed by such parties.

23

5.3.10 The related Mortgage creates a valid and enforceable lien on the Underlying Collateral, including all buildings on the Underlying Collateral, and all installations and mechanical, electrical, plumbing, heating and air conditioning systems affixed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing securing the Collateral Loan Note's original principal balance. The applicable Title Policy insures the priority of such Mortgage, except with respect to (1) the lien of non-delinquent current real property taxes and assessments not yet due and payable, (2) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording which are acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy and either (A) which are referred to or otherwise considered in the appraisal made in connection with the origination of the Collateral Loan, or (B) which do not adversely affect the appraised value of the Underlying Collateral as set forth in such appraisal and (3) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Underlying Collateral. The Mortgage and the Collateral Loan Note do not contain any evidence of any security interest or other interest or right thereto other than the liens in favor of the Borrower. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Collateral Loan establishes and creates a valid and enforceable lien and security interest on the property described therein, which is subject only to any prior liens revealed in a search of the applicable Governmental Authority's records with respect to UCC financing statements.

5.3.11 The Mortgage and the related Collateral Loan Note contain customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the Underlying Collateral of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure.

5.3.12 The Mortgage contains the usual and enforceable provisions, to the extent not prohibited by applicable Law as of the date of such Mortgage, for the acceleration of the payment of the unpaid principal amount of the Collateral Loan in the event that the related Underlying Collateral is sold or transferred without the prior consent of the beneficiary of the Mortgage thereunder.

5.3.13 The terms of the Collateral Loan Note and the Mortgage have not been impaired, waived, altered or modified in any respect from the date of origination; except by a written instrument which has been recorded, if necessary to protect the interests of Lender, and which has been delivered to the Custodian and the terms of which are reflected in the Custodial Asset Schedule and approved by the Lender. The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required, and its terms are reflected on the Custodial Asset Schedule. No Collateral Loan Obligor in respect of the Collateral Loan has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by the applicable Title Policy, and which assumption agreement is part of the Collateral Loan Document Package delivered to the Custodian and the terms of which are reflected in the Custodial Asset Schedule.

5.3.14 There are no mechanics' or similar liens or claims which have been filed for work, labor or material that have a material adverse effect on the Underlying Collateral which are, or may be, liens prior or equal to, or coordinate with, the lien of the related Mortgage.

24

5.3.15 There is no default, breach, violation or event of acceleration existing under the Mortgage or the related Collateral Loan Note and to Borrower's knowledge, no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and Borrower has not waived any default, breach, violation or event permitting acceleration. Borrower has not waived the performance by any Collateral Loan Obligor of any action, if such party's failure to perform such action would cause the Collateral Loan to be in default. No foreclosure action has been commenced with respect to any Underlying Collateral.

5.3.16 Each original Mortgage was recorded, and all subsequent assignments of the original Mortgage have been recorded in the appropriate jurisdictions in which such recordation is necessary to perfect the liens against each related Collateral Loan Obligor or are in the process of being recorded.

5.3.17 The Collateral Loan has been closed, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing Collateral Loans and the recording of the Mortgage were paid, and, to Borrower's knowledge, each Collateral Loan Obligor is not entitled to any refund of any amounts paid or due under the Collateral Loan Note or Mortgage. All disclosures required under applicable Laws were made to each Collateral Loan Obligor.

5.3.18 No principal payment has been escrowed as part of the loan proceeds on behalf of the Collateral Loan Obligor. No payments due and payable under the terms of the Collateral Loan Note and Mortgage, except for seller or builder concessions, have been paid by any person who was involved in, or benefited from, the sale or purchase of the Underlying Collateral or the origination, refinancing, sale, purchase or servicing of the Collateral Loan other than the Collateral Loan Obligor.

5.3.19 All taxes, governmental assessments, insurance premiums and water, sewer and municipal charges which previously became due and owing have been paid by each Collateral Loan Obligor, or an escrow of funds from such Collateral Loan Obligor has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable.

5.3.20 All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Underlying Collateral and, with respect to the use and occupancy of the same, have been made or obtained from the appropriate authorities and the Underlying Collateral is lawfully occupied under applicable Law.

5.3.21 In the event the Mortgage is a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated, is named in the Mortgage and currently so serves, and no fees or expenses are or will become payable by the holder thereof to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Collateral Loan Obligor.

25

5.3.22 No Collateral Loan is secured by a leasehold interest.

5.3.23 The Borrower is the sole legal, beneficial and equitable owner and holder of the Collateral Loan and the indebtedness evidenced by the Collateral Loan Note. The Borrower has good, and marketable title to and is the sole owner thereof has full right and authority to pledge and assign the Collateral Loan to the Lender free and clear of any encumbrance, equity, lien, pledge, charge, claim (including, but not limited to, any preference or fraudulent transfer claim) or security interest, except to the extent expressly permitted under any of the Loan Documents.

5.3.24 To Borrower's knowledge, all parties which have had any interest in the Collateral Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Underlying Collateral is located, except to the extent that failure to be so licensed would not give rise to any claim against the holder.

5.4. MAINTENANCE OF INSURANCE; SETTLEMENT. Borrower shall (a) cause the Collateral Loan Obligors to at all times insure the Underlying Collateral against loss or damage by fire and other risks as shall be required pursuant to the Collateral Loan Documents, with Borrower to be the loss payable beneficiary and/or additional insured or (b) force place such insurance if any Collateral Loan Obligor fails to so comply with the Collateral Loan Documents. In the event of any damage or destruction of the Underlying Collateral, or any taking of all or a portion of the Underlying Collateral by power of eminent domain, Borrower shall use commercially reasonable efforts to make a timely claim for proceeds or an award to which the holder of the Collateral Loan Documents is or may then be entitled; provided, however, that Borrower shall not settle or compromise the amount of any claim, settlement, payment, or award in excess of $500,000.00 without the prior written approval of Lender, which approval shall not unreasonably withhold, and the amount of such settlement or award shall be paid first to Lender to be applied to repay the Advances made by Lender with respect to the Underlying Collateral which is the subject of such claim.

5.5. MANAGEMENT OF PROPERTY. If Borrower acquires title to the Underlying Collateral, Borrower (i) shall take all commercially reasonable steps necessary to cause the Underlying Collateral to be properly managed, maintained, repaired, and adequately insured, (ii) to the extent provided by Law, shall cause all rents and other income and proceeds and other rights generated from the Underlying Collateral and any insurance proceeds to be properly collected and applied for the account and benefit of Borrower and/or Lender according to their respective interests in the Underlying Collateral, and (iii) maintain insurance on the Underlying Collateral consistent with Section 5.4. Additionally Lender shall obtain, upon Lender's request and at Borrower’s expense, an updated Appraisal for such Underlying Collateral and Borrower shall have paid to Lender, in addition to any other fees required under this Agreement or any of the other Loan Documents, an appraisal review fee (whether the review is performed internally by the Bank or by a third-party), which actual amount is to be determined by Lender in its sole discretion, for review of such updated Appraisal.

26

5.6. REPORTING. Should Borrower at any time become aware of the occurrence of any loss, damage, destruction, waste, presence or release of any hazardous substance, or nuisance upon or from the Underlying Collateral, Borrower shall promptly report in writing to Lender Borrower’s findings and such other information related to such occurrence as Lender may reasonably request.

5.7. MAINTENANCE OF SECURITY INTEREST. Borrower shall perfect, and maintain the perfected status and priority, of all security for the Collateral Loans, including, but not limited to, all security interests in personal property and real property collateral. Without limiting the generality of the foregoing, Borrower shall cause to be filed at all appropriate locations all such financing statements as shall be required or permitted pursuant to the Collateral Loan Documents, and all continuation statements extending the financing statements.

5.8. [Reserved.]

5.9. DEFAULT BY COLLATERAL LOAN OBLIGORS; THIRD PARTY CLAIMS

5.9.1 In the event of any breach or default by any Collateral Loan Obligor in the payment or performance of any obligations under the Collateral Loan Documents, then, so long as no Event of Default shall have then occurred and be continuing, Borrower shall use commercially reasonable efforts to exercise and enforce any and all rights and remedies available to Borrower under the Collateral Loan Documents and by operation of law in order to collect all indebtedness thereunder and to realize upon and liquidate all Underlying Collateral in payment thereof, including, without limitation, by commencing and pursuing to completion foreclosure, whether judicial or nonjudicial, of all liens and security interests encumbering the Underlying Collateral. Borrower shall also timely file and pursue any and all claims which the holder of the Collateral Loan Documents shall be entitled to assert against third parties as may be necessary or appropriate in order to prevent losses to the Underlying Collateral or to the Loan Collateral, including, without limitation, all claims against any title insurance company with respect to any policy of title insurance issued in connection with a Collateral Loan. All actions taken by Borrower in the exercise and enforcement of the Collateral Loan Documents shall be undertaken and carried out by Borrower at its sole expense and risk, and in full compliance with applicable Law and in a commercially reasonable manner. Borrower hereby indemnifies and shall defend and hold harmless Lender from and against any and all claims, liabilities, losses, actions, suits, proceedings, damages, and expense of whatever kind or description in connection with any and all actions taken by Borrower and its agents and attorneys in the exercise and enforcement of Borrower’s rights, remedies, and obligations under this Agreement or as a result of any failure by Borrower to perform its obligations hereunder, including, without limitation, all related expenses and reasonable attorneys’ fees incurred by Lender in connection with any such matters. Any and all payments, proceeds, and recoveries received and/or recovered by Borrower with respect to any and all such claims, actions and proceedings, including any proceeds from the sale of REO, shall be paid first to Lender to the extent of the unpaid principal balance of any Collateral Loan Note which is the subject of any such matter; provided, however, Borrower shall not settle or compromise the amount of any claim, settlement, payment, or award in excess of $500,000.00 without the prior written approval of Lender, which approval Lender shall not unreasonably withhold.

27

5.9.2 Notwithstanding anything herein to the contrary, in the event that any Collateral Loan that is an Eligible Receivable becomes an Ineligible Receivable, then (i) Lender’s approval of such Collateral Loan as an Eligible Receivable shall automatically terminate, (ii) such Collateral Loan shall automatically cease to be an Eligible Receivable and shall be removed from the Borrowing Base, and (iii) Borrower shall make such repayment of the Loan as may be required pursuant to Sections 4.1.1.(a) or 4.6.3.

5.9.3 Nothing herein contained shall be construed as a waiver by Lender of any obligation or duty of Borrower hereunder or under any other Loan Documents, including, without limitation, Borrower’s duty to enforce all Collateral Loan Documents in a diligent and timely manner.

5.10. CONTINUOUS AND REPLACEMENT SECURITY. In the event Borrower commences a judicial or nonjudicial foreclosure action or proceeding against a Collateral Loan Obligor pursuant to the provisions of Section 5.9 above, and intends to proceed to sell or otherwise dispose, or to cause a sale or other disposition to be made, of any Underlying Collateral pursuant to any such action or proceedings in liquidation of the indebtedness under a Collateral Loan, then Borrower shall sell or cause a sale of the Underlying Collateral in accordance with applicable Law and standards of commercial reasonableness. If Borrower acquires title to the Underlying Collateral in such a sale or through the acceptance of a deed in lieu (“DIL Transaction”), then Lender’s security interest under the Loan Documents shall attach to, and continue in, all such property purchased by Borrower, and all such Underlying Collateral purchased by Borrower shall automatically become and be deemed to constitute Collateral for any and all unpaid indebtedness and other obligations owing by Borrower to Lender hereunder or under the other Loan Documents, having a first lien priority and subject to the provisions of this Agreement. Notwithstanding any provision to the contrary herein contained, and without limiting the validity and effectiveness of the foregoing provisions, Borrower shall notify Lender of each such proposed sale or DIL Transaction concerning Underlying Collateral in writing at least ten (10) Business Days prior to the scheduled date of sale or DIL Transaction, and shall execute and deliver to Lender prior to such sale all such security instruments, in recordable form, as Lender shall require in order to create, continue, and perfect Lender’s lien upon and security interest in such Underlying Collateral, to be effective and perfected as of the time Borrower acquires title thereto as herein provided, including, without limitation, a deed of trust and assignment of rents (or mortgage, as applicable) in form and content required by Lender, encumbering any and all interests in real property which may then be the subject of such sale or DIL Transaction (“Lender Deed of Trust”). Lender may, in its sole discretion, cause such security agreements, financing statements or Lender Deeds of Trust to be duly filed or recorded prior to, concurrently with, or subsequent to, the completion of such sale or DIL Transaction and, in the case of any sale or DIL Transaction concerning Underlying Collateral constituting interests in real property, may condition such sale or DIL Transaction and acquisition by Borrower upon the issuance of a title insurance policy to Lender, as the sole insured with respect to each Lender Deed of Trust, following Borrower’s acquisition of title to said property and at Borrower’s sole expense, in the amount of the original Collateral Loan secured thereby and in form and content otherwise substantially identical to the title insurance policy issued to Borrower in connection with the original Collateral Loan.

28

5.11. INSURANCE. Borrower shall obtain and at all times maintain hazard and liability insurance with respect to any and all tangible Loan Collateral which may have been repossessed or otherwise acquired by Borrower in the exercise and enforcement of its rights under the Collateral Loan Documents, in amounts reasonably necessary to protect the interests of Borrower and Lender, as their interests may appear, and issued by companies reasonably acceptable to Lender in its sole discretion. Upon Lender’s request, a certificate of insurance acceptable to Lender shall be delivered to Lender together with evidence of payment of premium thereon and, Borrower shall use commercially reasonable efforts to ensure that the applicable insurer agrees to give Lender at least thirty (30) days' prior notice of any material changes, termination, or expiration of the policies.

5.12. RIGHT OF ENTRY. At any time following the occurrence and during the continuance of an Event of Default, and at all other times upon reasonable advance written notice to Borrower, Lender and Lender’s employees or agents shall have the right at normal business hours to enter upon any and all real property collateral repossessed or acquired by foreclosure or deed in lieu of foreclosure for whatever purpose Lender deems reasonably necessary, including, without limitation, inspection of the premises and the posting of such notices and other written or printed material thereon as Lender may deem appropriate or desirable.

5.13. ENFORCEMENT UPON EVENT OF DEFAULT. Unless and until all obligations to Lender have been fully and finally satisfied and discharged (other than contingent indemnification obligations for which no claims have been asserted at the time the Loan is paid in full and the commitment of Lender to make any further Advances has been terminated (herein referred to as “Surviving Indemnity Requirements”)), upon the occurrence of an Event of Default and only during the continuance thereof, Lender shall have the sole right to receive any and all payments, proceeds and recoveries under or in connection with the Collateral Loan, and Lender shall have the right to notify Collateral Loan Obligor to make all payments under the Loan to Lender. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, so long as there exists no uncured Event of Default, Borrower shall have the sole and exclusive right to bill and collect all payments due under and pursuant to all Collateral Loans and otherwise to communicate in any manner or for any purpose with any Collateral Loan Obligor or guarantors under the Collateral Loans. Borrower shall observe reasonable loan servicing practices with respect to collection of such obligations in the ordinary course of its business. Borrower shall at all times use commercially reasonable efforts to monitor and verify compliance by the Collateral Loan Obligor with all obligations under the Collateral Loan in accordance with reasonable loan servicing policies, practices, and procedures.

5.13.1 Lender shall have the right to take any and all other actions as Lender determines to be necessary or appropriate in order to establish and perfect its rights and interests in and to the Collateral Loan Documents and in all payments, proceeds, and recoveries thereon; provided, however, notwithstanding the foregoing or any other provision of this Agreement or applicable law to the contrary, no assignments of Collateral Deeds of Trust delivered by Borrower hereunder shall be recorded in the Official Records of any county unless and until there occurs an Event of Default that has not already been cured prior to such recordation.

29

5.13.2 In addition to any other power of attorney provided in the Loan Documents, Borrower hereby appoints Lender as Borrower’s attorney in fact, with full power of substitution, to endorse and otherwise negotiate payment in any form made by Collateral Loan Obligor under the Collateral Loan to or for the account of Lender, subject to the provisions of this Agreement; provided, however, Lender shall only be entitled to exercise the appointment under this Section and under the Power of Attorney from and after an Event of Default and during the continuance thereof. Collateral Loan Obligor may conclusively rely upon all instructions, notices, requests for payment, and receipts given by Lender in connection with collection of the Collateral Loan.

5.13.3 In addition to any other indemnity herein provided, Borrower hereby indemnifies, releases and holds harmless Lender from and against any and all losses, damages, claims, costs, and expenses, including attorneys’ fees and related costs, suffered or incurred by Lender (except if such arises as a result of Lender’s gross negligence or willful misconduct) as a result of any action or proceeding taken by Lender in the collection and enforcement of the provisions of the Collateral Loan Documents as herein provided, or as a result of any nonaction by Lender in connection therewith.

SECTION 6.
BORROWER’S COVENANTS

In addition to anything else herein stated:

6.1. LENDER MAY EXAMINE BOOKS AND RECORDS.

6.1.1 Lender shall have the right, at any time, acting by and through its employees or agents, to examine the books, records, and accounting data of Borrower, and to make extracts therefrom or copies thereof.

6.1.2 Borrower shall promptly (but in no event later than five (5) Business Days after the request) make such books, records, and accounting data available to Lender, as stated above, upon written request, and upon like request shall promptly advise Lender, in writing, of the location of such books, records, and accounting data.

6.1.3 Borrower shall at all times permit Lender to review, audit and examine all such books and records, either directly or through one or more auditors designated by Lender, including independent contractors.

6.1.4 Notwithstanding anything to the contrary set forth in this Agreement or any of the other Loan Documents, absent the occurrence and continuance of an Event of Default, Lender shall not exercise its rights under this Section 6.1 and under Section 6.10 more than twice per fiscal year of Borrower; provided, however, Lender may exercise its rights under Section 6.1 and Section 6.10 if the fees, costs and other expenses related to such exams, site visits, observations and/or testing are paid by Lender.

30

6.2. PAYMENT OF TAXES AND OTHER DEBT. Borrower shall pay, or cause to be paid, and discharge, or cause to be discharged, (a) before delinquency all taxes, assessments, and governmental charges or levies imposed upon it, upon its income or profits, or upon any property belonging to it (including, without limitation, the Collateral); (b) when due all lawful claims (including, without limitation, claims for labor, materials, and supplies), which, if unpaid, might become a lien, charge or encumbrance upon any of its assets or property (including, without limitation, the Collateral); and (c) all its other obligations and indebtedness when due; provided, however, that Borrower may contest any of the foregoing in good faith and by appropriate proceedings diligently prosecuted by Borrower as long as Borrower has adequate reserves to pay any adverse determination or has otherwise provided Lender evidence of a surety or bond to pay any adverse determination.

6.3. COMPLY WITH APPLICABLE LAWS. Borrower shall comply with all applicable Laws, including without limitation, all health and environmental Laws, and all other directions, orders and notices of violations issued by any Governmental Agency relating to or affecting Borrower or the Collateral. Further, Borrower shall indemnify and hold Lender harmless from the failure by Borrower to comply with such Laws to the full extent provided for herein.

6.4. PRESERVE EXISTENCE. Borrower shall do all things necessary to preserve and keep in full force and effect Borrower’s organizational status, will not change its name, and will comply with all Laws, orders and decrees of any Governmental Agency or court applicable to Borrower or to the Loan Collateral and/or the Underlying Collateral.

6.5. REPORTING REQUIREMENTS. So long as Borrower shall have any obligation to Lender under this Agreement and/or the Loan Documents (other than Surviving Indemnity Requirements), Borrower shall prepare, or cause to be prepared, and deliver, or cause to be delivered, Financial Statements and reports set forth on Schedule 6.5.

6.6. DISTRIBUTIONS AND REDEMPTIONS.

6.6.1 Borrower shall not make, declare or permit any distribution to any officer, member, manager, partner or other direct or indirect beneficial owner of Borrower at any time that an Event of Default (or an event that with the giving of notice or passage of time, or both, would constitute an Event of Default) has occurred and is continuing or if any such distribution would cause or contribute to an Event of Default (or an event that with the giving of notice or passage of time, or both, would constitute an Event of Default).

6.6.2 Notwithstanding anything to the contrary set forth in any of the Loan Documents, Borrower shall not redeem or otherwise purchase any of its membership interests or other capital stock under or in connection with the Operating Agreement at any time that an Event of Default (or an event that with the giving of notice or passage of time, or both, would constitute an Event of Default) has occurred and is continuing or if any such redemption or other purchase would cause or contribute to an Event of Default (or an event that with the giving of notice or passage of time, or both, would constitute an Event of Default).

31

6.7. TERRORISM AND ANTI-MONEY LAUNDERING. Borrower warrants and agrees as follows:

6.7.1 As of the date hereof and throughout the term of the Loan: (i) Borrower; (ii) any Person controlled by Borrower; (iii) any Person for whom Borrower is acting as agent or nominee in connection with this transaction, is not an OFAC Prohibited Person.

6.7.2 To comply with applicable U.S. Anti-Money Laundering Laws and regulations, all payments by Borrower to Lender or from Lender to Borrower will only be made in Borrower’s name and to and from a bank account of a bank based or incorporated in or formed under the laws of the United States or a bank that is not a “foreign shell bank “ within the meaning of the U.S. Bank Secrecy Act (31 U.S.C. § 5311 et seq.), as amended, and the regulations promulgated thereunder by the U.S. Department of the Treasury, as such regulations may be amended from time to time.

6.7.3 To provide Lender at any time and from time to time during the term of the Loan with such information as Lender determines to be necessary or appropriate to comply with the Anti-Money Laundering Laws and regulations of any applicable jurisdiction, or to respond to requests for information concerning the identity of Borrower, or any Person controlled by Borrower, from any governmental authority, self-regulatory organization or financial institution in connection with its anti-money laundering compliance procedures, or to update such information.

6.7.4 The representations and warranties set forth in this Section 6.7 shall be deemed repeated and reaffirmed by Borrower as of each date that Lender makes an Advance to Borrower and each date that Borrower makes a payment to Lender under the Note, this Agreement and the other Loan Documents or receives any payment from Lender. Borrower agrees promptly to notify Lender in writing should Borrower become aware of any change in the information set forth in these representations.

6.8. CHANGE OF MANAGEMENT; CHANGE OF OWNERSHIP.

6.8.1 There shall be no change to the Manager of Borrower.

6.8.2 Borrower shall be permitted to transfer, hypothecate, convey or change, directly or indirectly, the equity ownership of Borrower, as applicable, without the prior written consent of Lender; provided, however, Lender's written consent (which may be granted or withheld in Lender's sole and absolute discretion) shall be required if such transfer, hypothecation, conveyance or change results in (i) a change in the capital ownership or the composition of the Borrower in excess of twenty-five percent (25%) of the membership interests in the Borrower in the aggregate or (ii) Iron Bridge Management is no longer in Control of Borrower.

6.9. COOPERATION. Borrower shall take any and all action reasonably requested by Lender to carry out the intent of this Agreement.

32

6.10. SITE VISITS, OBSERVATIONS AND TESTING. Subject to the terms of the Collateral Loan Documents and Section 6.1.4, Lender and its agents and representatives will have the right at any reasonable time, after giving reasonable notice to Borrower, to enter and visit any locations where the Collateral or Underlying Collateral is located for the purposes of observing the Collateral or Underlying Collateral. Lender will make reasonable efforts during any such site visit, observation or testing conducted pursuant to this Section to avoid interfering with Collateral Loan Obligor’s or Borrower’s use of the Collateral. Lender is under no duty to observe the Collateral or Underlying Collateral or to conduct tests, and any such acts by Lender will be solely for the purposes of protecting Lender’s security and preserving Lender’s rights under this Agreement. No site visit, observation or testing, or any report or findings made as a result thereof, will (a) result in a waiver of any default of Borrower; (b) impose any liability on Lender; or (c) be a representation or warranty of any kind regarding the Collateral or Underlying Collateral (including its condition or value or compliance with any Laws) or any environmental report (including its accuracy or completeness).

6.11. NO TRANSFER OR FURTHER ENCUMBRANCE. Borrower shall not, without the prior written consent of Lender:

6.11.1 Create, incur, assume, permit or suffer to exist, any mortgage, deed of trust, pledge, lien, hypothecation, charge (fixed or floating), security interest or other encumbrance whatsoever on any property of Borrower, including, without limitation, the Collateral Loans or any interest therein, except with respect to any liens granted to secure the Subordinated Notes and as otherwise permitted pursuant to this Agreement; provided, however, the foregoing shall not apply to taxes, assessments or governmental charges or levies on property of Borrower, or in respect of a judgment or award against Borrower, if (i) such taxes, assessments or governmental charges are not delinquent at the time or thereafter can be paid without penalty, (ii) if Borrower shall have set aside adequate reserves therefor as determined or approved by its certified independent accounting firm, or (iii) if in the case of a judgments or award, execution on the same shall have been effectively stayed pending appeal or review or insured or bonded to the extent of Borrower’s liability in respect thereof, and in the case of all of the foregoing, the same are being contested in good faith and by appropriate proceedings.

6.11.2 Transfer the Collateral, or any interest therein, except as expressly permitted under the Agreement; or

6.11.3 Change the use of the Collateral.

6.12. NAME, FISCAL YEAR AND ACCOUNTING METHOD. Borrower will not change its name, fiscal year, or method of accounting. Borrower will not directly or indirectly engage in any business other than the business in which Borrower is engaged on the date of this Agreement, discontinue any existing lines of business that are material to the business or operations of Borrower, or substantially alter its method of doing business.

6.13. LOANS. Borrower will not directly or indirectly (a) make any loan or advance to any other Person other than advances made in the ordinary course of Borrower’s business; (b) purchase or otherwise acquire any capital stock or any securities of any other Person, any limited liability company interest or partnership interest in any other Person, or any warrants or other options or rights to acquire any capital stock or securities of any other Person or any limited liability company interest or partnership interest in any other Person; (c) make any capital contribution to any other Person; (d) otherwise invest in or acquire any interest in any other Person or establish any subsidiaries, (e) guarantee or otherwise become obligated in respect of any indebtedness of any other Person, or (f) subordinate any claim against or obligation of any other Person to Borrower to any other indebtedness of such Person.

33

6.14. INDEBTEDNESS. Except as approved, in writing, by Lender, Borrower shall not assume, create, incur, or permit to exist any obligations or indebtedness in favor of any Person except (a) trade obligations and normal accruals in the ordinary course of business, (b) the indebtedness evidenced by the Subordinated Notes, and (c) other unsecured obligations or indebtedness in a maximum amount not to exceed $250,000.00 outstanding at any time. Except as approved, in writing, by Lender, Borrower shall not assume, create, incur, or permit to exist any contingent liabilities, including, without limitation, contingent reimbursement obligations under letters of credit.

6.15. TRANSACTIONS WITH AFFILIATES. Except as set forth in the Operating Agreement in effect as of the date hereof, Borrower will not enter into, or cause, suffer or permit to exist, any arrangement or contract with any of its Affiliates, including, without limitation, any management contract, unless such transaction is on terms that are no less favorable to Borrower than those that could have been obtained in a comparable transaction on an arms’ length basis from a Person that is not an Affiliate.

6.16. PRIMARY BANKING RELATIONSHIP; OPERATING AND COLLECTION ACCOUNT SWEEP.

6.16.1 At all times during the term of the Loan, Borrower shall maintain all of its primary deposit and operating accounts with Lender, including, but not limited to, the Operating Account and Collection Account, and Borrower shall use Lender as its primary cash management bank for all of Borrower's cash management activities (including, without limitation, acting as the principal depository and remittance agent for Borrower). If Borrower fails to comply with any of the terms or obligations of this Section, Lender may send Borrower a notice (a "Relationship Failure Notice") describing such failures. If Borrower fails to cure such failures within 30 days of delivery of the Relationship Failure Notice, the interest rate specified in the Note, or the margin specified in the Note if the interest rate is subject to change, shall immediately increase by one quarter of one percent (0.25%) per annum. Upon such increase, Lender, at its option, may do one or more of the following: (a) increase Borrower's payments to ensure Borrower's loan will pay off by its original final maturity date, (b) increase Borrower's payments to cover accruing interest, (c) increase the number of Borrower's payments, and (d) continue Borrower's payments at the same amount and increase Borrower's final payment. Failure by Borrower to comply with the terms and obligations of this Section shall not constitute a default or Event of Default and Lender's sole remedy shall be to increase the interest rate or margin specified in the Note and modify Borrower's payments required under the Note as set forth in this Section.

34

6.16.2 At all times during the term of the Loan, Borrower shall deposit or cause to be deposited any and all payments of principal and interest at pay-off received under Collateral Loans received from Collateral Loan Obligators into the Collection Account. On a daily basis, Borrower hereby authorizes Lender, without the need for any further consent, authorization or instruction from Borrower, to (i) if there is an outstanding balance of principal due under the Note, disburse funds from the Collection Account as may be necessary to repay such outstanding principal balance due under the Loan, or (ii) if there is no outstanding balance of principal due under the Note, transfer funds from the Collection Account to the Operating Account. Notwithstanding the existence of the Collection Account, Borrower shall be responsible to pay any and all principal due under the terms of the Note from sources other than the Collection Account, regardless of whether any payments are made by Collateral Loan Obligations into such account.

6.16.3 At all times during the term of the Loan, Borrower shall deposit or cause to be deposited any and all payments of interest under Collateral Loans received from Collateral Loan Obligators into the Operating Account. The funds on deposit in the Operating Account shall be utilized to pay any and all interest payments due under the Note. Borrower hereby authorizes Lender on a monthly basis to disburse from the Operating Account the amount of interest due under the Note, without further authorization on the part of Borrower. Such disbursements by Lender may be made by such means (including, without limitation, by automatic debit) as shall be satisfactory to Lender, in its sole and absolute discretion. Notwithstanding the existence of the Operating Account, Borrower shall be responsible to pay interest and principal due under the terms of the Note from sources other than the Operating Account, regardless of whether the Operating Account has been disbursed in its entirety or an Event of Default has occurred.

6.16.4 Upon the occurrence and during the continuance of any Event of Default, Lender may withdraw funds from the Operating Account and/or the Collection Account to pay any amounts of interest and/or principal due and unpaid under the Note, in Lender’s sole and absolute opinion and judgment, without further authorization on the part of Borrower.

6.16.5 If, with respect to the Collection Account or the Operating Account, an automatic debit is entered to pay amounts of principal and/or interest (as applicable) due under the terms of the Note, but there are insufficient funds in the Collection Account or the Operating Account to pay such amounts of principal or interest (as applicable) in full on the date such debit is entered, then Lender may, in its sole and absolute discretion, reverse such debit .

6.16.6 The Operating Account and Collection Account, as applicable, shall be used solely for the payments expressly set forth in Sections 6.16.2 through 6.16.5 above, and Borrower shall pay any and all of its Operating Expenses from the Operating Account.

6.16.7 Unless and until there occurs an Event of Default (or an event that with the giving of notice or passage of time, or both, would constitute an Event of Default), the funds in the Operating Account shall be accessible to Borrower, and Borrower shall have the right to withdraw any and all sums on deposit in the Operating Account; provided, however, that there must remain on deposit in the Operating Account a sum sufficient to pay the installments of principal and/or interest due under the Note on or before the date such payments are due to Lender. Notwithstanding the foregoing or anything to the contrary stated in this Agreement or in any of the other Loan Documents, upon the occurrence and during the continuance of any Event of Default, any and all rights of Borrower to withdraw or otherwise utilize any or all of the funds in the Operating Account shall terminate without notice to Borrower, and, thereafter, Borrower shall have no right to withdraw or otherwise utilize funds from the Operating Account or to reduce the balance in the Operating Account in any manner or for any purpose.

35

6.16.8 Borrower acknowledges that Lender has made no representation or warranty concerning the adequacy or sufficiency of the funds that may, at any time, be maintained in the Operating Account and/or the Collection Account for payment of interest and/or principal on the Loan or any portion thereof.

6.17. ENVIRONMENTAL INDEMNITY. Borrower does and shall at all times indemnify and hold harmless Lender against and from any and all claims, liability, suits, actions, debts, damages, costs, losses, obligations, judgments, charges, and expenses, of every and any nature whatsoever suffered or incurred by Lender in connection with the discharge of hazardous materials or hazardous waste, the presence of any hazardous materials or hazardous waste, or any violation of applicable Laws concerning hazardous materials or hazardous waste regarding or concerning any underlying real property serving as security for any Collateral Loan.

6.18. FINANCIAL COVENANTS. Borrower shall at all times remain in compliance with the financial and performance-related covenants set forth on Schedule 6.18, as calculated based on information and documentation actually provided to Lender by Borrower. Although Lender will formally measure compliance with each covenant at the intervals stated on Schedule 6.18, Borrower must remain in compliance with such covenants at all times they are applicable, and Lender reserves the right to declare a default under any such covenant at any time based on information otherwise available to Lender.

6.19. [Reserved.]

6.20. NO OTHER ASSETS. Borrower shall not own any property other than Collateral Loans; provided, however, Borrower shall be permitted to own REO and de minimus assets related to its operation.

SECTION 7.
EVENTS OF DEFAULT

There shall be an “Event of Default” under this Agreement if:

7.1. DEFAULT UNDER LOAN DOCUMENTS. Borrower shall fail to pay any principal or interest, or both, when due under the terms of the Note; or Borrower shall fail to pay any other amount owing under this Agreement or any of the other Loan Documents when due; or Borrower shall fail to perform or observe any term, covenant, or agreement contained in this Agreement or in any of the other Loan Documents and such failure continues for thirty (30) days.

7.2. BREACH OF WARRANTY, MISREPRESENTATION AND/OR NON-DISCLOSURE. Any warranties or representations made or agreed to be made in this Agreement or in any of the other Loan Documents are breached in any material respect or shall prove to be false or misleading in any material respect when made, or if Borrower has made any material misrepresentations or failed to disclosure any material fact in order to induce Lender to make the Loan and enter into this Agreement.

36

7.3. LITIGATION AGAINST BORROWER. Any suit is filed against Borrower, which has a reasonable likelihood of an adverse determination and which, if adversely determined, is reasonably likely to substantially impair the ability of Borrower to perform any or all of its material obligations under and by virtue of this Agreement or any of the other Loan Documents.

7.4. ACCELERATION OF OTHER DEBTS. Borrower does, or omits to do, any act, or any event occurs, as a result of which any obligation of Borrower in excess of $500,000.00 in the aggregate, whether or not arising hereunder and/or relating to Borrower’s ability to perform hereunder, may be declared immediately due and payable by the holder thereof.

7.5. BANKRUPTCY. Borrower fails to pay its debts as they become due, or makes an assignment for the benefit of its creditors, or admits, in writing, its inability to pay its debts as they become due, or files a petition under any chapter of the Federal Bankruptcy Code or any similar law, now or hereafter existing, or becomes “insolvent” as that term is generally defined under the Federal Bankruptcy Code, or shall in any involuntary bankruptcy case commenced against it file an answer admitting insolvency or inability to pay its debts as they become due, or fails to obtain a dismissal of such case within thirty (30) calendar days after its commencement or convert the case from one chapter of the Federal Bankruptcy Code to another chapter, or be the subject of an order for relief in such bankruptcy case, or be adjudged a bankrupt or insolvent, or has a custodian, trustee, or receiver appointed for, or has any court take jurisdiction of, its properties, or any part thereof, in any voluntary or involuntary proceeding, including those for the purpose of reorganization, arrangement, dissolution, or liquidation, and such custodian, trustee, or receiver shall not be discharged, or such jurisdiction shall not be relinquished, vacated, or stayed within thirty (30) days after the appointment.

7.6. BORROWER STATUS. Borrower is liquidated, dissolved, or fails to maintain its status as a going concern.

7.7. EXECUTION LEVY. Execution is levied against any of the Loan Collateral or any lien creditor shall commence suit to enforce a judgment lien against the Loan Collateral, and such action or suit shall not have been bonded or shall continue unstayed for a period of sixty (60) days or more.

7.8. ATTACHMENT. Any proceeding which has a reasonable likelihood of an adverse determination is brought to make any part of the Lender’s commitment to make the Advances subject or liable to attachment or levy by any creditor of Borrower and such proceeding shall not have been bonded or shall continue unstayed for a period of sixty (60) days or more.

7.9. [Reserved.]

37

7.10. JUDGMENTS. A judgment or judgments for the payment of money in excess of $500,000.00, in the aggregate shall be rendered against Borrower or any of its Affiliates by one or more courts, administrative tribunals or other bodies having jurisdiction and the same shall not be satisfied, discharged (or provision shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within sixty (60) days from the date of entry thereof, and Borrower shall not, within said period of sixty (60) days, or such longer period during which execution of the same shall have been stayed or bonded, appeal therefrom and cause the execution thereof to be stayed during such appeal.

7.11. [Reserved.]

7.12. FINANCIAL CONDITION. There is a material adverse change in Borrower’s financial condition.

7.13. LOANS. Other than Collateral Loans, Borrower directly or indirectly makes a loan or advance to any other Person, including, without limitation, officers, shareholders, employees, Affiliates and subsidiaries of Borrower.

7.14. CROSS DEFAULT; OTHER OBLIGATIONS. Borrower commits a breach or default in the payment or performance of any other obligation of Borrower, or breaches any warranty or representation of Borrower, under the provisions of any other instrument, agreement, guaranty, or document evidencing, supporting, or securing any other loan or credit extended by Lender, or by the Manager of Lender, to Borrower, or to the Manager of Borrower, including, but not limited to, any and all term loans, revolving credits, or lines of credit extended from time to time to Borrower (or any Person signing this Agreement on behalf of Borrower), or the Manager.

SECTION 8.
REMEDIES

Upon and during the continuance of an Event of Default Lender shall have the following remedies:

8.1 CEASE PAYMENT AND/OR ACCELERATE. Upon, or at any time after, the occurrence of an Event of Default, Lender shall have no obligation to make any further Advances, all sums disbursed or advanced by Lender and all accrued and unpaid interest thereon shall, at the option of Lender, become immediately due and payable, and Lender shall be released from any and all obligations to Borrower under the terms of this Agreement.

8.2 COLLATERAL. Upon, or at any time after, the occurrence of an Event of Default, Lender may, at its option, without notice to Borrower or any Affiliate of Borrower or without regard to the adequacy of the Collateral for the payment of the Loan, appoint one or more receivers of the Collateral, and Borrower hereby irrevocably consents to such appointment, with such receivers having all the usual powers and duties of receivers in similar cases, including the full power to maintain, sell, dispose and otherwise operate the Collateral upon such terms that may be approved by a court of competent jurisdiction.

38

8.3 ENFORCEMENT OF RIGHTS. Upon, or at any time after, the occurrence of an Event of Default, Lender may enforce any and all rights and remedies under the Loan Documents, and all other documents delivered in connection therewith and against any or all Collateral and may pursue all rights and remedies available at Law or in equity. In addition to all the rights and remedies of a secured party under the UCC, Lender shall have the right, at any time and without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Borrower or any other person (all and each of which demand, advertisements and/or notices are hereby expressly waived to the extent permitted by law), to proceed immediately to collect, redeem, receive, appropriate, sell, or otherwise dispose of and deliver the Collateral or any part thereof in one or more lots at public or private sale or sales at Lender’s offices or elsewhere at such prices and on such terms as Lender may deem commercially reasonable. The foregoing disposition(s) must be for cash or on credit or for future delivery without assumption of any credit risk by Lender, with Lender having the right to purchase all or any part of said Collateral so sold at any such sale or sales, public or private, free of any right or equity of redemption in Borrower, which right or equity is hereby expressly waived or released by Borrower. The proceeds of any such collection, redemption, recovery, receipt, appropriation, realization, sale or other disposition, after deducting all costs and expenses of every kind incurred relative thereto or incidental to the care, safekeeping or otherwise of any and all Collateral or in any way relating to the rights of Lender hereunder (including, without limitation, reasonable attorneys’ fees and legal expenses, including, without limitation, a reasonable estimate of the allocated cost of Lender’s in house counsel and legal staff) shall be applied first to the satisfaction of the Obligations (in such order as Lender may elect and whether or not due) and then to the payment of any amounts required by applicable law, including Section 9610 of the UCC. Borrower shall be liable to Lender for the payment on demand of all such costs and expenses, together with interest at the default rate set forth in the Note, together with any reasonable attorneys’ fees if placed with an attorney for collection or enforcement. Borrower agrees that ten (10) days’ prior notice by Lender of the date after which a private sale may take place or a public auction may be held is reasonable notification of such matters and shall be deemed commercially reasonable under the UCC.

8.4 RIGHTS AND REMEDIES NON‑EXCLUSIVE. In addition to the specific rights and remedies hereinabove mentioned, Lender shall have the right to avail itself of any other rights or remedies to which it may be entitled, at Law or in equity, including, but not limited to, the right to have a receiver appointed over Borrower and/or its assets, the right to realize upon any or all of its security, and to do so in any order. Furthermore, the rights and remedies set forth above are not exclusive, and Lender may avail itself of any individual right or remedy set forth in this Agreement, or available at Law or in equity, without utilizing any other right or remedy.

SECTION 9.
GENERAL CONDITIONS AND MISCELLANEOUS

9.1. NONLIABILITY OF LENDER. Borrower acknowledges and agrees that by accepting or approving anything required to be observed, performed, fulfilled, or given to Lender pursuant to this Agreement or the other Loan Documents, including any certificate, Financial Statement, appraisal or insurance policy, Lender shall not be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision, or condition thereof, and such acceptance or approval thereof shall not be or constitute any warranty or representation to anyone with respect thereto by Lender.

39

9.2. NO THIRD PARTIES BENEFITTED. This Agreement is made for the purpose of defining and setting forth certain obligations, rights, and duties of Borrower and Lender in connection with the Loan. It shall be deemed a supplement to each Note and the other Loan Documents, and shall not be construed as a modification of any Note or other Loan Documents, except as provided herein. It is made for the sole protection of Borrower and Lender, and Lender’s successors and assigns. No other person shall have any rights of any nature hereunder or by reason hereof or the right to rely hereon.

9.3. TIME IS OF THE ESSENCE. Time is of the essence of this Agreement and of each and every provision hereof. The waiver by Lender of any breach hereof shall not be deemed, nor shall the same constitute, a waiver of any subsequent breach or breaches.

9.4. NOTICES. All notices, requests, demands, directions, and other communications provided for hereunder and under any other Loan Document (a “Notice”), must be in writing and must be mailed, personally delivered, sent by facsimile, or sent by electronic mail to the appropriate party at its respective address set forth below or, as to any party, at any other address as may be designated by it in a written notice sent to the other parties in accordance with this Section.

Any notice given by facsimile must be confirmed within forty‑eight (48) hours by letter mailed or delivered to the appropriate party at its respective address. If any notice is given by mail, it will be effective three (3) calendar days after being deposited in the mails with first‑ class or overnight delivery; if given by facsimile when sent; or if given by personal delivery, when delivered.

Such notices will be given to the following:

To Lender:	UMPQUA BANK One SW Columbia Street, Suite 100 Portland, Oregon 97258 Attention: Ken Vogt, VP, Senior Commercial Banker Email: KenVogt@UmpquaBank.com

To Borrower:	IRON BRIDGE MORTGAGE FUND, LLC 9755 SW Barnes Road, Suite 420 Portland, OR 97225 Attention: Gerard Stascausky Email: Gerard@IronBridgeLending.com

9.5. USA Patriot Act Notice. Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account or obtains a loan. Lender will ask for Borrower’s legal name, address, tax ID number or social security number and other identifying information. Lender may also ask for additional information or documentation or take other actions reasonably necessary to verify the identity of Borrower or other related persons.

40

9.6. INDEMNITY BY BORROWER. Borrower hereby indemnifies and agrees to hold Lender and its directors, officers, agents, attorneys, and employees (individually and collectively, the “Indemnitee(s)”) harmless from and against:

9.6.1 Any and all claims, demands, actions, or causes of action that are asserted against any Indemnitee by any Person if the claim, demand, action, or cause of action, directly or indirectly, relates to a claim, demand, action, or cause of action that the Person has or asserts against Borrower;

9.6.2 Any and all claims, demands, actions or causes of action that are incurred by an Indemnitee as a result of a breach of Section 3.9 of this Agreement; and

9.6.3 Any and all claims, liabilities, losses, costs, or expenses (including court costs and reasonable attorneys’ fees) that any Indemnitee suffers or incurs as a result of the assertion of any claim, demand, action, or cause of action specified in this Section 9.6.

9.7. CHANGE IN LAWS. In the event of the enactment, after the date of this Agreement, of any Laws: (a) deducting from the value of property for the purpose of taxation any lien or security interest thereon; (b) imposing upon Lender the payment of the whole or any part of the taxes or assessments or charges or liens herein required to be paid by Borrower; (c) changing in any way the Laws relating to the taxation of deeds of trust or mortgages or security agreements, or debts secured by deeds of trust or mortgages or security agreements, or the interest of the mortgagee or secured party in the property covered thereby; or (d) changing the manner of collection of such taxes; then, to the extent any of the foregoing may affect the Collateral or the indebtedness secured thereby or Lender, then, and in any such event, Borrower, upon demand by Lender, shall pay such taxes, assessments, charges, or liens, or reimburse Lender therefor. If Borrower shall be prohibited from paying such tax or from reimbursing Lender for the amount thereof, Borrower shall execute a modification to the Loan Documents and the Note, which modification shall increase the interest rate payable pursuant to the Note so as to permit Lender to maintain its yield as if such tax had not been imposed. If Borrower shall be prohibited from executing the above‑referenced modifications, Lender may, in Lender’s sole discretion, declare the principal of all amounts disbursed and owing under the Note, this Agreement, and the other Loan Documents (including all obligations secured by the Loan Documents) and all other indebtedness of Borrower to Lender, together with interest thereon, to be immediately due and payable, regardless of any other specified maturity or due date.

9.8. NONRESPONSIBILITY. Lender shall in no way be liable for any acts or omissions of Borrower or Borrower’s agents or employees.

9.9. BINDING EFFECTS; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns, except that Borrower may not assign its rights hereunder or any interest herein without the prior written consent of Lender. Lender shall have the right, without the written consent of Borrower, to assign its rights under this Agreement and to grant participations in the Loan to others, but all waivers or abridgements of Borrower’s obligations that may be granted from time to time by Lender shall be binding upon such assignees or participants, but any such waivers or agreements, to be effective, must be in writing and signed by Lender. In that regard, Borrower agrees that Lender may disclose to each prospective and actual transferee or participant any and all documents relating to the Loan and Borrower. Borrower shall, promptly upon demand, provide Lender or any such purchaser or participant, one or more written statements confirming Borrower’s indebtedness to Lender and all obligations in connection with the Loan, including the existence of any default thereunder.

41

9.10. EXECUTION IN COUNTERPARTS. This Agreement and any other Loan Documents, except the Note, may be executed in any number of counterparts, and any party hereto or thereto may execute any counterpart, each of which, when executed and delivered, will be deemed to be an original, and all of which counterparts of this Agreement or any other Loan Document, as the case may be, taken together will be deemed to be but one and the same instrument. The execution of this Agreement or any other Loan Document by any party or parties hereto or thereto will not become effective until counterparts hereof or thereof, as the case may be, have been executed by all the parties hereto or thereto. Delivery of an executed counterpart of a signature page of this Agreement in a Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed original counterpart of this Agreement. The parties agree that this Agreement, any addendum or amendment hereto or any other document necessary for the consummation of the transactions contemplated by this Agreement may be accepted, executed or agreed to through the use of an electronic signature in accordance with the E-Sign, UETA and any applicable state law, but only, if “wet” signatures are provided within ten (10) Business Days thereof. Any document accepted, executed or agreed to in conformity with such laws will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any secure third party electronic signature capture service providers with appropriate document access tracking, electronic signature tracking and document retention as may be approved by Lender in its sole discretion.

9.11. INTEGRATION; AMENDMENTS; CONSENTS. This Agreement, together with the documents referred to herein constitutes the entire agreement of the parties touching upon the subject matter hereof, and supersedes any prior negotiations or agreements on such subject matter. No amendment, modification, or supplement of any provision of this Agreement or any of the other Loan Documents shall be effective unless in writing, signed by Lender and Borrower; and no waiver of any of Borrower’s obligations under this Agreement or any of the other Loan Documents or consent to any departure by Borrower therefrom shall be effective unless in writing, signed by Lender, and then only in the specific instance and for the specific purpose given.

9.12. NEUTRAL INTERPRETATION. This Agreement is the product of the negotiations between the parties, and in the interpretation and/or enforcement hereof is not to be interpreted more strongly in favor of one party or the other.

9.13. COSTS, EXPENSES, AND TAXES. Borrower shall pay to Lender, on demand:

9.13.1 All reasonable attorneys’ fees and out‑of‑pocket expenses incurred by Lender in connection with the negotiation, preparation, execution, delivery and administration of this Agreement and any other Loan Document and any matter related thereto, including, but not limited to, any and all Appraisals of any Underlying Collateral, and any and all other appraisals of or relating to any Collateral;

42

9.13.2 The documented costs and expenses of Lender in connection with the administration and enforcement of this Agreement and any other Loan Document and any matter related thereto, including the out‑of‑pocket expenses and reasonable attorney’s fees of any legal counsel, independent public accountants, and other outside experts retained by Lender and including all costs and expenses of enforcing any judgment or prosecuting any appeal of any judgment, order or award arising out of or in any way related to the Loan, this Agreement, or the Loan Documents; and

9.13.3 All costs, expenses, fees, premiums, and other charges relating to or arising from the Loan Documents or any transactions contemplated thereby or the compliance with any of the terms and conditions thereof, including, but not limited to, recording fees, filing fees, credit report fees, release or reconveyance fees, title insurance premiums, audit fees and appraisal fees.

All sums paid or expended by Lender under the terms of this Agreement shall be considered to be, and shall be, a part of the Loan. All such sums, together with all amounts to be paid by Borrower pursuant to this Agreement, shall bear interest from the date of expenditure at the rate provided in the Note, shall be secured by the Loan Documents, and shall be immediately due and payable by Borrower upon demand.

9.14. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of Borrower contained herein or in any and all other Loan Documents shall survive the making of the Loan and the execution and delivery of the Note, and are material and have been or will be relied upon by Lender, notwithstanding any investigation made by Lender or on behalf of Lender. For the purpose of this Agreement, all statements contained in any certificate, agreement, financial statement, appraisal or other writing delivered by or on behalf of Borrower pursuant hereto or to any other Loan Document or in connection with the transactions contemplated hereby or thereby shall be deemed to be representations and warranties of Borrower contained herein or in the other Loan Documents, as the case may be.

9.15. FURTHER ASSURANCES. Borrower shall, at its sole expense and without expense to Lender, do, execute, and deliver such further acts and documents as Lender from time to time may reasonably require for the purpose of assuring and confirming unto Lender the rights hereby created or intended, now or hereafter so to be, or for carrying out the intention or facilitating the performance of the terms of any Loan Document, or for assuring the validity or perfection of any security interest.

9.16. GOVERNING LAW; JURISDICTION.

9.16.1 The Loan shall be deemed to have been made in Oregon, and the Loan Documents shall be governed by and construed and enforced in accordance with the Laws of the State of Oregon. Notwithstanding the foregoing, the laws of the jurisdiction in which the Collateral for the Loan is located shall apply to the creation and perfection of security interests therein and to the exercise of remedies by Lender that pertain or concern such Collateral, including, without limitation, the foreclosure of the security interests and liens granted in such Collateral.

43

9.16.2 Borrower irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Lender or any affiliate of the Lender in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of Oregon sitting in Multnomah County, and of the United States District Court of the District of Oregon, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such Oregon State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

9.17. SEVERABILITY OF PROVISIONS. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid shall be inoperative, unenforceable, or invalid without affecting the remaining provisions, and to this end the provisions of all Loan Documents are declared to be severable.

9.18. WAIVER OF JURY TRIAL. BORROWER AND LENDER HEREBY JOINTLY AND SEVERALLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO THIS NOTE AND TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS HEREUNDER OR THEREUNDER, ANY COLLATERAL SECURING THE OBLIGATIONS, OR ANY TRANSACTION ARISING THEREFROM OR CONNECTED THERETO. BORROWER AND LENDER EACH REPRESENTS TO THE OTHER THAT THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY GIVEN.

9.19. CLASS ACTION WAIVER. EACH PARTY WAIVES THE RIGHT TO LITIGATE IN COURT ANY CLAIM OR DISPUTE AS A CLASS ACTION, EITHER AS A MEMBER OF A CLASS OR AS A REPRESENTATIVE, OR TO ACT AS A PRIVATE ATTORNEY GENERAL.

9.20. UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY LENDER CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY LENDER TO BE ENFORCEABLE.

[SIGNATURE PAGE TO FOLLOW]

44

IN WITNESS WHEREOF, Borrower and Lender have hereunto caused this Agreement to be executed on the date first above written.

BORROWER:

IRON BRIDGE MORTGAGE FUND, LLC
an Oregon limited liability company

By:	Iron Bridge Management Group, LLC,
an Oregon limited liability company
Its:	Manager

By:	/s/ Gerard Stascausky
Name:	Gerard Stascausky
Its:	Managing Member

LENDER:

UMPQUA BANK,
an Oregon state-chartered bank

By:	/s/ Ken Vogt
Name:	Ken Vogt
Its:	Vice President

[Signature Page to Business Loan And Security Agreement]

45

Schedule 1

Collateral Loan Document Package - Real Property

The following instruments and documents, in form and content required by Lender in its reasonable discretion, shall be included in and collectively constitute a Collateral Loan Document Package as provided and defined in the Agreement:

1.	The following shall be considered a mandatory portion of the Collateral Loan Document Package:

a.	The original Collateral Loan Note in favor of Borrower executed by Collateral Loan Obligor;

b.	An original Allonge To Promissory Note, executed by Borrower, to be attached to the Collateral Loan Note at Lender’s option;

c.

The original recorded Mortgage (which must include an environmental indemnity unless such indemnity is in a separate agreement between Borrower and the Collateral Loan Obligor), or escrow certified copy of the same (with the original recorded copy to follow as soon as available)

d.	An original Assignment of Mortgage executed and acknowledged by Borrower;

e.	The applicable Title Policy, or the preliminary title commitment in respect thereof (with the Title Policy to follow as soon as available);

f.

The Appraisal (either (i) a Borrower-prepared evaluation of the "as-is" value of the Underlying Collateral, which evaluation must be reasonably satisfactory to Lender in its sole and absolute opinion and judgment, prepared at Borrower's expense and the scope of which must satisfy the Interagency Appraisal and Evaluations Guidelines as reasonably determined by Lender, or (ii) subject to Section 4.1.1(b), a desktop appraisal of the Underlying Collateral, or such other report reasonably acceptable to Lender, performed and prepared for Lender at Borrower’s sole expense by a duly licensed or certified appraiser approved by Lender and possessing all qualifications required by Lender and applicable Laws, setting forth the appraiser’s opinion and determination of the fair market value of the Underlying Collateral; said Appraisal shall be prepared in full narrative form meeting all requirements and approaches to value as shall be necessary or appropriate in order to comply with all customary and generally accepted appraisal standards within the appraisal industry and in accordance with Lender’s requirements, and to Lender’s reasonable satisfaction and all applicable Laws governing Lender’s operations (including, but not limited to, the Financial Institutions Reform, Recovery and Enforcement Act (FIRREA) and Uniform Standards of Professional Appraisal Practice (USPAP));

g.	Evidence of insurance coverage on the Underlying Collateral;

Schedule 1 - 2

2.

If requested by Lender, true and complete copies of all ancillary Collateral Loan Documents and the relevant underwriting documentation required or otherwise obtained by Borrower, including, without limitation:

	a.	True and complete copy of all Collateral Loan Documents not listed in Section 1 above executed by a Collateral Loan Obligor to and in favor of Borrower, including, without limitation:

i.	Loan Agreement, if any;

ii.	Security Agreement (if any separate from the Deed of Trust);

iii.	Environmental Agreement, if any;

iv.	Agreement Regarding Insurance Requirements and Certificate of Insurance, if any;

v.	Fixture Filing, if any;

vi.	Financing statement(s), if any; and

vii.	Certified organization authorization to borrow (corporate resolution, partnership authorization, and authorization of members of limited liability company).

b.

Collateral Loan Obligor’s application for the Collateral Loan and evidence of Borrower’s approval of the Collateral Loan, signed by the requisite officers or representatives of Borrower authorized to approve the same;

c.	Copies of the certificates or other acceptable evidence of fire, casualty and flood (if applicable) insurance;

d.	Updated preliminary title report and copies of all documents described in all reported exceptions;

e.	UCC search of existing financing statements and liens;

f.	Certified copies of loan escrow instructions and recording instructions to title company;

g.

Organizational documents (articles of incorporation, articles of organization, bylaws, operating agreement, current certificate of good standing unless Collateral Loan Obligor formed within 30 days of closing the Collateral Loan);

h.	Financial statements and credit reports presenting the financial condition and credit history of the Collateral Loan Obligor;

i.	Flood search and flood insurance, if applicable for the real property; and

j.	OFAC searches for each Collateral Loan Obligor.

Schedule 1 - 2

Schedule 2

Ineligible Receivables

Without limitation, the following shall not be included in Eligible Receivables:

(a) Any Collateral Loan which has incomplete loan documentation or for which any loan documentation is not fully executed;

(b) Any Collateral Loan to any Affiliate or principal of Borrower, or to any other entities where any Affiliates of Borrower or principals of Borrower are the beneficial owners;

(c) Any Collateral Loan for which any levy has been made on any Underlying Collateral therefor;

(d) Any Collateral Loan with a maturity date greater than eighteen (18) months from its funding date;

(e) Any Collateral Loan secured by real property located in a state or jurisdiction where non-judicial foreclosure is not an available remedy, taken in the aggregate with any other Collateral Loans secured by real property in a state or jurisdiction where non-judicial foreclosure is not an available remedy, that exceeds 10% of total Collateral Loans, as determined by Lender in its sole and absolute discretion;

(f) Any Collateral Loan with required payments that are more than thirty (30) days past due or where judicial or non-judicial foreclosure proceedings have been commenced;

(g) Any Collateral Loan that is not held and acknowledged by Custodian, provided, however, Lender shall permit, in its sole and absolute discretion, up to fifteen (15) Collateral Loans that are not held and acknowledged by Custodian to be Eligible Receivables, so long as (1) Lender has received a copy of the Collateral Loan Documents relating to such Collateral Loan(s), (2) it has not been more than thirty (30) days since such Collateral Loan(s) was originated, and (3) such Collateral Loan(s) do not constitute an Ineligible Receivable in accordance with this Schedule 2;

(h) Any Collateral Loan where the Custodian has not acknowledged receipt of either the original recorded Mortgage or escrow certified copy of the original recorded Mortgage within ninety (90) days of such Collateral Loan’s origination;

(i) Any Collateral Loan where the Custodian has not acknowledged receipt of the applicable title insurance policy within one hundred eighty (180) days of such Collateral Loan’s origination;

(j) Any Collateral Loan secured by anything other than a (1st) first priority lien upon and/or security interest in an existing single family residence with an occupancy permit;

Schedule 2-1

(k) Any Collateral Loan made for a consumer purpose, as determined by Lender in its sole and absolute discretion, and/or with respect to which the Underlying Collateral consists of an owner-occupied residence;

(l) Any portion of a Collateral Loan that exceeds 90% of the lesser of (1) the purchase price of the single family residence being financed, or (2) Borrower’s estimated pre-renovation value, which may be subject to a third party valuation review and acceptance by Lender;

(m) Any portion of a Collateral Loan where the maximum principal amount is in excess of $750,000.00;

(n) Unless otherwise approved by Lender in writing, any Collateral Loan, taken in the aggregate with any other Collateral Loans to the same Collateral Loan Obligor, that exceeds 5% of total Collateral Loans; or

(o) Any Collateral Loan that is required to be removed as part of the Borrowing Base pursuant to the terms of this Agreement.

Schedule 2-2

Schedule 6.5

Financial Statements and Reports

6.5.1 As soon as practicable and in any event within five (5) Business Days after Borrower knows of the commencement of any legal action against it, except actions seeking money judgment that are fully insured or bonded, a report of the commencement of such action containing a statement signed by an authorized representative of Borrower setting forth details of such legal action and any action Borrower proposes to take with respect thereto;

6.5.2 Within five (5) Business Days after the occurrence of any Event of Default or event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default, a report regarding such Event of Default or event setting forth details and describing any action which Borrower proposes to take with respect thereto, signed by the general partner of Borrower;

6.5.3 Any change in name of Borrower or use of any trade names or trade styles;

6.5.4 Borrower shall provide to Lender, no later than thirty (30) days following the end of each calendar month, commencing with the calendar month ending on April 30, 2021, complete and accurate interim Financial Statements representing the financial condition of Borrower as of the end of the immediately preceding calendar month, including balance sheets, income statements, and such other supplemental reports and schedules as Lender shall require, in its sole and absolute discretion. All such interim Financial Statements may be prepared by Borrower and shall contain a certification signed by any individual providing a Financial Statement or by one or more authorized representatives of any corporation, partnership, limited liability company or other entity providing a Financial Statement, certifying to the completeness and accuracy of all information, without exception. All such interim Financial Statements shall be prepared and presented in accordance with GAAP, consistently applied, or in such other form and content as Lender may permit, in its sole and absolute discretion;

6.5.5 Borrower shall provide to Lender, by no later than one hundred twenty (120) days following the end of each calendar year, commencing with the calendar year ending on December 31, 2020, complete and accurate annual Financial Statements representing the financial condition of Borrower as of the end of the immediately preceding calendar year, including balance sheets, income statements, sources and uses of funds, and such other supplemental reports and schedules as Lender shall require, in its sole and absolute discretion. All such Financial Statements shall be prepared by an independent certified public accountant acceptable to Lender, and such Financial Statements shall be audited. Such Financial Statements shall contain a certification signed by any individual providing a Financial Statement or by one or more authorized representatives of any corporation, partnership, limited liability company or other entity providing a Financial Statement, certifying to the completeness and accuracy of all information, without exception. All such Financial Statements shall be prepared and presented in accordance with GAAP, consistently applied, or in such other form and content as Lender may permit, in its sole and absolute discretion;

Schedule 6.5-1

6.5.6 Borrower shall furnish to Lender copies of all signed income tax returns (with all forms K-1 attached) of Borrower within thirty (30) days after they are filed with the relevant taxing authorities;

6.5.7 As soon as available, and in any event no later than five (5) days following the end of each calendar week (e.g. Monday through Sunday), Borrower shall deliver to Lender a weekly Borrowing Base Certificate and weekly portfolio loan tape covering all Collateral Loans, which Borrowing Base Certificate shall be duly certified by the authorized representative of Borrower as to the completeness and accuracy of all information contained therein, without exception, and which Borrowing Base Certificate and loan tape shall be accompanied by any and all other supporting documentation requested by Lender in its reasonable discretion, including without limitation, (a) the name and address of the Collateral Loan Obligors, and the loan number; (b) the principal amount of all advances, and all accrued and unpaid interest, on each Collateral Loan, and the date last paid and next due date, (c) any assertion by any Collateral Loan Obligator of a right of rescission, set-off, counterclaim or defense as to any Collateral Loan, (d) upon Borrower's knowledge, any mechanic's liens filed against any Underlying Collateral securing any Collateral Loan, and (e) the existence of any other breach or default by Collateral Loan Obligors under the Collateral Loan Documents and, if so, any actions taken by Borrower to enforce the Collateral Loan Documents;

6.5.8 As soon as available, and in any event no later than fifteen (15) days following the end of each calendar month, Borrower shall deliver to Lender a monthly Borrowing Base Certificate and monthly portfolio loan tape covering all Collateral Loans, which Borrowing Base Certificate shall be duly certified by the authorized representative of Borrower as to the completeness and accuracy of all information contained therein, without exception, and Borrowing Base Certificate and loan tape shall be accompanied by any and all other supporting documentation requested by Lender in its reasonable discretion, including without limitation, (a) the name and address of the Collateral Loan Obligors, and the loan number; (b) the principal amount of all advances, and all accrued and unpaid interest, on each Collateral Loan, and the date last paid and next due date, (c) any assertion by any Collateral Loan Obligator of a right of rescission, set-off, counterclaim or defense as to any Collateral Loan, (d) upon Borrower's knowledge, any mechanic's liens filed against any Underlying Collateral securing any Collateral Loan, and (e) the existence of any other breach or default by Collateral Loan Obligors under the Collateral Loan Documents and, if so, any actions taken by Borrower to enforce the Collateral Loan Documents;

6.5.9 Promptly upon receipt thereof, one (1) copy of any report submitted to Borrower by independent accountants engaged in connection with any annual, interim or special audit made by them of the books of Borrower;

6.5.10 As soon as available, and in any event no later than fifteen (15) days following the end of each calendar month, Borrower shall deliver to Lender a monthly report on any new Subordinated Noteholders, or any Subordinate Noteholder redemptions, in form and content satisfactory to Lender, and shall deliver to Lender copies of the Subordinated Loan Documents (as defined in the Subordination Agreement) for such new Subordinated Noteholder(s), along with the requisite joinder to the Subordination Agreement fully executed by such Subordinated Noteholder;

Schedule 6.5-2

6.5.11 Within five (5) Business Days after (i) any contact from any Governmental Agency concerning any environmental protection Laws, including any notice of any proceeding or inquiry with respect to the presence of any hazardous materials on the Underlying Collateral or any Loan Collateral or the migration thereof from or to other property, (ii) any and all claims made or threatened by any third party against or relating to said property concerning any loss or injury resulting from hazardous materials, or (iii) Borrower’s discovery of any occurrence or condition on any property adjoining or in the vicinity of said property that could cause said property, or any part thereof, to be subject to any restrictions on the ownership, occupancy, transferability, or loss of the property under any Law, Borrower shall deliver to Lender a report regarding such contact and setting forth in detail and describing any action which Borrower proposes to take with respect thereto, signed by an officer of Borrower; and

6.5.12 Within ten (10) Business Days following Lender’s written request, Borrower will also deliver to Lender such additional financial statements and information (financial or otherwise) regarding Borrower as Lender may reasonably request from time to time. Such information must be dated no earlier than ninety (90) days prior to date provide.

Schedule 6.5-3

Schedule 6.18

Financial Covenants

Borrower shall at all times remain in compliance with the financial and performance-related covenants set forth below:

6.18.1 DEBT TO TANGIBLE NET WORTH. At all times during the term of the Loan, Borrower shall maintain a Debt to Tangible Net Worth Ratio of not more than 1.00 to 1.00, calculated as of the last day of each fiscal quarter, beginning with the fiscal quarter ending June 30, 2021. Borrower’s Debt to Tangible Net Worth shall be calculated based upon, among other things, the Financial Statements delivered by Borrower to Lender in accordance with Schedule 6.5, above. Borrower shall deliver to Lender any other documentation and evidence as shall be satisfactory to Lender, in Lender’s reasonable opinion and judgment, evidencing Borrower’s compliance with the minimum requirement set forth in this Section 6.18.1.

6.18.2 TURNOVER RATIO. At all times during the term of the Loan, Borrower shall maintain a Turnover Ratio of no less than 1.00 to 1.00 as of end of each fiscal quarter, beginning with the fiscal quarter ending June 30, 2021. Borrower’s Turnover Ratio shall be calculated based upon, among other things, the Financial Statements delivered by Borrower to Lender in accordance with Schedule 6.5, above. Borrower shall deliver to Lender any other documentation and evidence as shall be satisfactory to Lender, in Lender’s reasonable opinion and judgment, evidencing Borrower’s compliance with the minimum requirement set forth in this Section 6.18.2.

6.18.3 INTEREST AND PREFERRED RETURN COVERAGE RATIO. At all times during the term of the Loan, Borrower shall maintain an Interest and Preferred Return Coverage Ratio of no less than 1.00 to 1.00 as of the end of each fiscal quarter, beginning with the fiscal quarter ending June 30, 2021. Borrower’s Interest and Preferred Return Coverage Ratio shall be calculated based upon, among other things, the Financial Statements delivered by Borrower to Lender in accordance with Schedule 6.5, above. Borrower shall deliver to Lender any other documentation and evidence as shall be satisfactory to Lender, in Lender’s reasonable opinion and judgment, evidencing Borrower’s compliance with the minimum requirement set forth in this Section 6.18.3.

“Average Utilization” means the daily average outstanding principal balance of the Loan, for the period measured.

“Cash Flow” means the sum of Net Profits and Interest Expense.

“Collected and Applied Note Receivables” means the amount of Eligible Receivables collected and applied as principal payments on the Loan.

“Debt to Tangible Net Worth Ratio” means the ratio of Borrower’s Senior Debt to Borrower’s Tangible Net Worth.

Schedule 6.18-1

“Interest and Preferred Return Coverage Ratio” means the ratio of Cash Flow to Interest Expense and Preferred Returns during the three month period ending June 30, 2021, six month period ending September 30, 2021, nine month period ending December 31, 2021, and twelve month period ending March 31, 2022, and each quarter thereafter.

“Interest Expense” means Borrower's interest expense pursuant to GAAP.

“Net Profits” means Borrower's net profits pursuant to GAAP.

"Preferred Returns" means all payments made or scheduled to be made to holders of Borrower’s membership interests or other capital stock pursuant to the Operating Agreement.

“Senior Debt” means the total liabilities of Borrower less any indebtedness that has been subordinated to the indebtedness in favor of Lender pursuant to a subordination agreement acceptable to Lender.

“Tangible Net Worth” means the net book value of all of Borrower’s assets exclusive of patents, trademarks, licenses, goodwill and other intangible and of loans, notes and receivables from owners, officers, employees, directors or other related parties of Borrower, plus any indebtedness that has been subordinated to the indebtedness in favor of Lender pursuant to a subordination agreement acceptable to lender, less Borrower’s total liabilities.

“Turnover Ratio” means the ratio of Collected and Applied Note Receivables to Average Utilization during each six-month period ending with the effective date of calculation.

Schedule 6.18-2